EXHIBIT 4.3.4



              TRUST INDENTURE AND SECURITY AGREEMENT

                  dated as of December 21, 1993

                             between

                   STATE STREET BANK AND TRUST
           COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION,
                 a national banking association,
        not in its individual capacity except as expressly
            stated herein, but solely as Owner Trustee
     under the Trust Agreement dated as of December 21, 1993
                    with the Owner Participant

                               and

                    WILMINGTON TRUST COMPANY,
                 a Delaware banking corporation,
                       as Indenture Trustee

                     ________________________


                SMITH'S FOOD & DRUG CENTERS, INC.
                         Leveraged Lease
                 of Six (6) Food and Drug Stores
                 and One (1) Distribution Center

                        TABLE OF CONTENTS

                                                              PAGE

RECITALS           1

GRANT OF SECURITY                                                2

ARTICLE 1        PROVISIONS OF GENERAL APPLICATION               5

  SECTION 1.1   Definitions                                      5
  SECTION 1.2   Compliance Certificates and Opinions             5
  SECTION 1.3   Form of Documents Delivered to Indenture Trustee 5
  SECTION 1.4   Acts of Noteholders; Record Dates                6
  SECTION 1.5   Requests etc. to Indenture Trustee, Lessee,
                Owner Trustee and Owner Participant              7
  SECTION 1.6   Notices to Noteholders; Waiver                   8
  SECTION 1.7   Effect of Headings and Table of Contents         9
  SECTION 1.8   Successors and Assigns                           9
  SECTION 1.9   Separability Clause                              9
  SECTION 1.10  Benefits of Indenture                            9
  SECTION 1.11  Governing Law                                    9
  SECTION 1.12  Legal Holidays                                   9
  SECTION 1.13  No Recourse Against Others                      10

ARTICLE 2        THE NOTES                                      10

  SECTION 2.1   Issuable in Series; Designations                10
  SECTION 2.2   Form and Denomination                           10
  SECTION 2.3   [INTENTIONALLY OMITTED]                         10
  SECTION 2.4   Execution of Notes                              10
  SECTION 2.5   Temporary Notes                                 11
  SECTION 2.6   Registration, Registration of Transfer
                and Exchange                                    11
  SECTION 2.7   Mutilated, Destroyed, Lost and Stolen Notes     12
  SECTION 2.8   Payment of Interest and Principal               12
  SECTION 2.9   Persons Deemed Owners                           14
  SECTION 2.10  Cancellation                                    14
  SECTION 2.11  Authentication, Execution Delivery,
                and Dating of Notes                             14
  SECTION 2.12 Source of Payments; Rights and Liabilities
         of Owner Trustee; Owner Participant Not Liable         14
  SECTION 2.13  Series of Notes                                 15
  SECTION 2.14  Legends                                         17
  SECTION 2.15  Series J Notes Superior                         17

ARTICLE 3       SATISFACTION AND DISCHARGE                      17

  SECTION 3.1   Satisfaction and Discharge of Indenture         17
  SECTION 3.2   Application of Deposited Money                  19
  SECTION 3.3     19

ARTICLE 4   RECEIPT, DISTRIBUTION AND APPLICATION OF
         INCOME AND PROCEEDS FROM THE INDENTURE ESTATE          20

  SECTION 4.1   Basic Rent; Interest on Overdue Installments
                of Basic Rent                                   20
  SECTION 4.2  Amount Received as Result of Event of Loss
                or Exercise of Option to Terminate              22
  SECTION 4.3   Amounts Received After, or Held at Time of,
                Indenture Event of Default                      22
  SECTION 4.4   Amounts Received for which Provision is
                Made in a Transaction Document                  23
  SECTION 4.5   Amounts Received for which No Provision Is Made 23
  SECTION 4.6   Payments to Owner Trustee                       23
  SECTION 4.7   Excepted Payments                               24

ARTICLE 5        COVENANTS                                      24

  SECTION 5.1    Payment of Principal, Premium, if any,
                 and Interest                                   24
  SECTION 5.2    Money for Note Payments To Be Held in Trust    24
  SECTION 5.3    Maintenance of Office or Agency                25
  SECTION 5.4    Title; Further Assurances; Recording           25
  SECTION 5.5    Termination of Trust Agreement and Transfer
                 of Interest                                    25
  SECTION 5.6    Notice of Default                              26
  SECTION 5.7    Discharge of Liens; Etc                        26
  SECTION 5.8    Notice of Remedial Action                      26

ARTICLE 6        REDEMPTION OF NOTES                            27

  SECTION 6.1    Applicability of Article                       27
  SECTION 6.2    Notice to Indenture Trustee of Redemption      27
  SECTION 6.3    [INTENTIONALLY OMITTED]                        28
  SECTION 6.4    Notice of Redemption                           28
  SECTION 6.5    Deposit of Redemption Price; Credit with
                 Respect to Surrender of Notes                  28
  SECTION 6.6    Notes Payable on Redemption Date               29

ARTICLE 7        ORIGINAL ISSUANCE AND DEBT REFINANCING         29

  SECTION 7.1    Series J Notes                                 29
  SECTION 7.2    Refinancing and Redemption                     29
  SECTION 7.3    Debt Refinancing Notes                         30

ARTICLE 8        INDENTURE EVENTS OF DEFAULT; REMEDIES          30

  SECTION 8.1    Indenture Events of Default                    30
  SECTION 8.2    Acceleration upon Notice; Rescission           31
  SECTION 8.3    Enforcement of Remedies                        32
  SECTION 8.4    [INTENTIONALLY OMITTED]                        33
  SECTION 8.5    Actions for Ratable Benefit of Noteholders     33
  SECTION 8.6    Noteholders May Demand Enforcement of
                 Rights by Indenture Trustee                    33
  SECTION 8.7    Control by Noteholders                         34
  SECTION 8.8    Noteholder May Not Bring Suit Except
                 under Certain Conditions                       34
  SECTION 8.9    Waiver of Past Defaults                        35
  SECTION 8.10   Right of Owner Trustee to Pay Interest,
                 Principal, etc.; Note Purchase                 35
  SECTION 8.11   Right of Noteholders to Receive Payment Not To Be Impaired
37
  SECTION 8.12   No Action Contrary to Lessee's Rights
                 Under the Lease                                38
  SECTION 8.13   Waiver of Stay                                 38
  SECTION 8.14   Right of Indenture Trustee to Perform
                 Covenants etc.                                 39
  SECTION 8.15   Certain Other Rights of Owner Trustee          39
  SECTION 8.16   Restoration of Rights and Remedies             39
  SECTION 8.17   Rights and Remedies Cumulative                 40

ARTICLE 9        THE INDENTURE TRUSTEE                          40

  SECTION 9.1    Certain Rights and Duties of Indenture Trustee 40
  SECTION 9.2    Not Responsible for Recitals or
                 Issuance of Notes                              42
  SECTION 9.3    Indenture Trustee and Authorized Agents
                 May Hold Notes                                 43
  SECTION 9.4    Funds May Be Held by Indenture Trustee or
                 Paying Agent; Investments                      43
  SECTION 9.5    Compensation, Reimbursement and
                 Indemnification                                43
  SECTION 9.6    Corporate Indenture Trustee Required;
                 Eligibility                                    44
  SECTION 9.7    Resignation and Removal; Appointment of
                 Successor                                      44
  SECTION 9.8    Acceptance of Appointment by Successor         46
  SECTION 9.9    Merger, Conversion, Consolidation or
                 Succession to Business                         46
  SECTION 9.10   Maintenance of Agencies                        47
  SECTION 9.11   Co-Indenture Trustee or Separate Trustee       49
  SECTION 9.12   Withholding Taxes                              50

ARTICLE 10       NOTEHOLDERS' LISTS                             51

  SECTION 10.1   List of Names and Addresses of Noteholders     51

ARTICLE 11       SUPPLEMENTAL INDENTURES                        51

  SECTION 11.1   Supplemental Indentures Without Consent
                 of Noteholders                                 51
  SECTION 11.2   Amendments with Consent of Noteholders         52
  SECTION 11.3   Execution of Supplemental Indentures           54
  SECTION 11.4   Effect of Supplemental Indentures              54
  SECTION 11.5   Reference Notes to Supplemental Indentures     54

ARTICLE 12       SUBORDINATION OF PROPERTY                      54

  SECTION 12.1 Subordination of Security Interest in Indenture
              Estate for Reasons Other Than Condemnation        54
  SECTION 12.2   Removal of Property Without Release            55
  SECTION 12.3   Purchasers Not Bound to Inquire                55
  SECTION 12.4   Appoint Indenture Trustee Attorney-in-Fact     55

ARTICLE 13       EXCHANGE AND ASSUMPTION OF NOTES               55

  SECTION 13.1 Exchange of Obligations of Owner Trustee for
              Unsecured Obligations of the Lessee               55
  SECTION 13.2 Exchange of Obligations of Owner Trustee
                 for Secured Obligations of the Lessee          57

ARTICLE 14       SUNDRY PROVISIONS                              59

  SECTION 14.1   Execution in Counterparts                      59
  SECTION 14.2   Lessee Not Liable                              59
  SECTION 14.3   Limitation of Liability                        59



      TRUST INDENTURE AND SECURITY AGREEMENT dated as of December 21, 1993 between State Street Bank and Trust Company of California, National Association, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of December 21, 1993 (the "Trust Agreement") with the Owner Participant and Wilmington Trust Company, a Delaware banking corporation, as trustee for the benefit of the Noteholders (the "Indenture Trustee").


      RECITALS:

      A. The Owner Participant and the Owner Trustee have entered into the Trust Agreement whereby, among other things, the Owner Trustee has declared a certain trust for the use and benefit of the Owner Participant, subject, however, to the lien and security interest of this Indenture and any Supplemental Indentures, and the Owner Trustee is authorized and directed to execute and deliver this Indenture;

      B. The Owner Trustee has authorized the Notes, issuable in one or more series as may be set forth in Supplemental Indentures hereto in accordance, with the terms of this Indenture, and to secure the Notes and to provide for the authentication and delivery thereof by the Indenture Trustee, the Owner Trustee has duly authorized the execution and delivery of this Indenture;

      C. The Owner Trustee is the owner of the Lessor Interests in respect of each of the Properties;

      D. The Lessor shall concurrently lease the Lessor Interests to the Lessee under the Leases; and

      E. Each Lease will have been executed and delivered contemporaneously with, and a memorandum in respect of each Lease will be recorded with the Official Records for the county in which the Related Leased Property is located together with the Related Supplemental Indenture.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH that in consideration of the premises, of the acceptance by the Indenture Trustee of the trust hereby created and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure (a) the payment of the principal of, Premium, if any, and interest on the Notes Outstanding from time to time hereunder according to their tenor and effect, and (b) the performance and observance by the Owner Trustee for the benefit of the Noteholders and the Indenture Trustee of all the covenants, agreements and provisions contained herein and in the Notes, in each case for the uses and purposes and subject to the terms and provisions hereof:


      GRANT OF SECURITY:

      Pursuant to the terms of each Supplemental Indenture to be executed and delivered by the Owner Trustee, which is to provide for the grant of security, in accordance with this Indenture and the other Transaction Documents, the Owner Trustee shall grant, transfer, assign, mortgage, warrant, alien, demise, release, set over, deliver and convey to a trustee, in trust, with power of sale and right of entry, for the benefit of the Indenture Trustee, its successors and assigns, the following described property, rights and privileges, whether now owned or held or hereafter acquired (herein referred to collectively, in respect of all Properties, or in respect of any particular Property, as the context may require, the "Indenture Estate"), to wit:

               (a) all right, title and interest of the Owner Trustee, now existing or hereafter arising, in and to the Related Lessor Interest;

               (b) all right, title and interest of the Owner Trustee, now existing or hereafter arising, in and to the Deed in respect of the Related Lessor Interest, the Option Agreement to the extent that such Option Agreement relates to the Related Property, the Related Lease in respect of the Related Lessor Interest, and all sums now or hereafter payable to the Owner Trustee with respect thereto, including, without limitation, (A) all amounts of Rent under the Related Lease, payments pursuant to Section 16 of the Related Lease, insurance proceeds and condemnation, requisition and other awards and payments of any kind for or with respect to any part of the Indenture Estate as contemplated in or by the Granting Clause Documents (the foregoing sums, excluding all Excepted Payments, being hereinafter referred to as the "Assigned Payments") and (B) all rights (exclusive of Excepted Rights) of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Granting Clause Document relating to or in connection with the Related Lessor Interest (including, without limitation, but subject to Section 6(c) of the Related Lease, all the Owner Trustee's right, title, interest and estate in, to and under, any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use or maintenance of the Related Lessor Interest), as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising and whether arising under any Granting Clause Document relating to or in connection with the Related Lessor Interest, or by statute or at law or equity or otherwise, arising out of any Event of Default under the Related Lease;

               (c) all moneys and securities now or at any time hereafter paid to or deposited with or required to be paid to or deposited with the Indenture Trustee pursuant to any provision of this Indenture or any Granting Clause Document, in each case, relating to or in connection with the Related Lessor Interest and held or required to be held by the Indenture Trustee hereunder;

               (d) all rents (including Rent), issues, profits, products, revenues and other income of all property from time to time subjected to the lien and security interest of this Indenture, relating to or in connection with the Related Lessor Interest or the Related Supplemental Indenture (other than such amounts derived from Lessee's Property or properties title to which has vested in the Lessee pursuant to Section 8(e) of the Related Lease), and all right, title and interest of every nature whatsoever of the Owner Trustee, now existing or hereafter arising, in and to the same and every part thereof;

               (e) all other property of every kind and description, real, personal and mixed, and all interests therein (other than the Lessee's Property referred to in Section 8(h) of the Related Lease), now owned or hereafter acquired by the Owner Trustee, pursuant to the provisions of the Granting Clause Documents relating to or in connection with the Related Lessor Interest (excluding removed parts as to which title has vested in the Lessee pursuant to Section 8(g) of the Related Lease, whether located in the Related Lessor Interest or elsewhere, without the necessity of Supplemental Indentures), and the Indenture Trustee is hereby authorized to receive any such property and to hold and apply any and all such property subject to and in accordance with the terms of this Indenture as then supplemented and with the terms of the Related Supplemental Indenture; and

               (f) all right, title and interest of the Owner Trustee, now existing or hereafter arising, in and to the Tripartite Agreement to the extent such Tripartite Agreement relates to the Related Property; and

               (g) all proceeds of any of the foregoing.

          Notwithstanding the foregoing provisions, the Notes issued pursuant to any Supplemental Indenture shall be secured only by the "Indenture Estate" related to such Notes, as such term is defined in such Supplemental Indenture, and shall not be secured by the "Indenture Estate" related to any Other Notes, as such term is defined in any Other
Supplemental Indenture.

          BUT EXCLUDING, HOWEVER, from the Indenture Estate any and all Excepted Payments and Excepted Rights now existing or hereafter arising and subject to the following provisions:

               (aa) So long as no Indenture Event of Default shall have occurred and be continuing, the Owner Trustee at all times shall retain, to the exclusion of the Indenture Trustee, all rights of the Owner Trustee, now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Granting Clause Documents as relating to or in connection with the Related Lessor Interest, as well as all rights, powers and remedies on the part of the Owner Trustee, now existing or hereafter arising, and arising under the Granting Clause Documents as relating to or in connection with the Related Lessor Interest or by statute or at law or in equity or otherwise, arising out of any Default or Event of Default under the Related Lease; provided, however, that, except insofar as the same relates to Excepted Payments to which the Owner Trustee or the Owner Participant is entitled, the Owner Trustee shall not, without prior written consent of the Indenture Trustee given with the consent of a Majority in Interest of Noteholders, agree to any amendment to, or any modification, waiver, discharge, supplement, or termination of, or grant any consent under, any term or provision of (i) the following provisions of the Related Lease:
Section 2(a), Section 2(b) (if the result thereof would be to shorten the term of the Related Lease to a period shorter than the period ending with the latest maturity of any series of the Related Notes), Section 3(a),
Section 3(b) (if the result thereof would be that the Basic Rent payable thereunder would be insufficient to pay principal or interest on the Related Notes as same became due and payable), Section 3(c)(i), Section 3(c)(ii) (if the result thereof would be that the Supplemental Rent payable thereunder would be insufficient to pay Premium, if any, in respect of the Related Notes), Section 3(c)(iii) (if the result thereof would be to reduce the amounts payable to or for the account of the Indenture or the Pass Through Trustee), Section 3(g), Section 4, Section 5(a) (if the result thereof would permit a use not permitted by Applicable Law or which would constitute a public or private nuisance), Section 5(b), Section 6(a),
Section 6(b), Section 7, Section 8(a)(i), Section 8(c) (with respect to the proviso of the penultimate sentence thereto), Section 8(g), Section 8(h),
Section 8(i), Section 9 (if the result thereof would be to lower the threshold for a Casualty to constitute an Event of Loss or adversely affect or delay or decrease the amount of any prepayment of the Related Notes in the event of an Event of Loss), Section 10 (other than Section 10(b)),
Section 11(a), Section 11(b) (other than consents and actions of the Owner Trustee, set forth in such section), Section 11(e), Section 14, Section 15 and Section 16; (ii) the definitions contained in Appendix A to the extent that any amendment, modification, waiver, discharge, supplement or termination, or consent to any thereof, would result in a substantive change to any of the foregoing provisions which would contradict or alter any such provision in a manner that would be prohibited as set forth above.

               (bb) During the continuance of any Indenture Event of Default caused by an Event of Default under the Related Lease, the Owner Trustee at all times shall be entitled on a non-exclusive basis with the Indenture Trustee to (i) enforce any covenant or obligation (including obligations in respect of the payment of Rent) of the Lessee under the Related Lease; provided, that in so enforcing any such covenant, the Owner Trustee may not exercise any remedies under Section 16(a)(i) the Related Lease other than as provided in clause (ii) below, unless such exercise is required by law in order to effect the Owner Trustee's rights under clause
(ii) below, (ii) declare the Related Lease in default and exercise remedies solely pursuant to Section 16(a) (v) (D) thereof (and such other remedies as are required by law in order to effect the rights of the Owner Trustee under this clause), (iii) [INTENTIONALLY OMITTED] and (iv) receive any notice under the Granting Clause Documents as relating to or in connection with the Related Lessor Interest, provided that any amount obtained by the Owner Trustee, as a consequence of any of the above actions which is payable to the Indenture Trustee or any Noteholder or to which the Indenture Trustee is entitled shall (apart from Excepted Payments) be received by the Owner Trustee, for the benefit of, and immediately paid over to, the Indenture Trustee.

               (cc) Subject to subparagraph (aa) above, but otherwise without the consent of any of the Noteholders, at any time and from time to time, the respective parties to the Transaction Documents may modify, amend or supplement any of such Transaction Documents (other than this Indenture or the Related Supplemental Indenture) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or modifying in any manner the rights of the respective parties thereunder or may give any consent or waiver thereunder; provided, however, that no such modification, amendment, supplement, consent or waiver shall without the consent of each Noteholder affected thereby, modify, amend or supplement, or give any consent in respect of or waive any provision of, the Related Lease in such manner (i) as to reduce the amounts payable by the Lessee under the Related Lease assigned to the Indenture Trustee, or change the time for the payment thereof, so that such payments are less than the amounts necessary to pay the principal of, Premium, if any, and interest on the Outstanding Related Notes when due (whether at maturity, upon acceleration or otherwise) or (ii) as would release the Lessee from its obligation in respect of payment of Basic Rent, Casualty Value, Termination Value or any other amount payable under the Related Lease and intended to be used to pay the principal of, Premium, if any, or interest on the Related Notes, in any manner inconsistent with clause (i) above.

          IT IS HEREBY COVENANTED AND AGREED that all the Related Notes are to be issued and delivered, and that all property, rights and privileges subject or to become subject hereto, are to be held subject to the further covenants, conditions, uses and trusts herein set forth, and the Owner Trustee, intending to be legally bound hereby, hereby covenants and agrees with the Indenture Trustee for itself and for the equal and proportionate benefit and security of the Noteholders of the Outstanding Related Notes from time to time, and the Indenture Trustee agrees to accept the trusts and duties herein set forth, as follows:


                            ARTICLE 1

                            PROVISIONS
                      OF GENERAL APPLICATION

          SECTION 1.1 Definitions. Unless the context shall otherwise require, each of the capitalized terms used in this Indenture and not otherwise defined in this Indenture shall have the meaning assigned to it in Appendix A, and the rules of usage set forth in Appendix A shall apply thereto. As used in this Indenture, the term "parties" means, collectively, the Owner Trustee and the Indenture Trustee. Unless otherwise indicated, references in this Indenture to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Indenture.

          SECTION 1.2 Compliance Certificates and Opinions. Every request or application by the Owner Trustee for action by the Indenture Trustee shall be accompanied by an Officers' Certificate of the Owner Trustee and an Opinion of Counsel stating in each case that in the opinion of the Person making such certificate or giving such opinion the conditions precedent, if any, to such action, provided for in this Indenture have been complied with.

          SECTION 1.3  Form of Documents Delivered to Indenture Trustee.
In any case where several matters are required to be certified by, or covered by, an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by, only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Owner Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer actually knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Owner Trustee stating that the information with respect to such factual matters is in possession of the Owner Trustee, unless such counsel actually knows. that the certificate or opinion or representations with respect to such matters are erroneous.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4  Acts of Noteholders; Record Dates.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor, signed by such Noteholders in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Owner Trustee and the Lessee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture, and subject to Section 9.1, conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Section 1.4.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof; (2) by a notarized affidavit of a witness to such execution; or (3) by having the signature guaranteed by an "eligible guarantor institution", as that term is defined in Rule 17Ad-15 under the Securities Exchange Act. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any such manner which the Indenture Trustee deems sufficient,and where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c) The ownership of Notes shall be proved by the Note
Register.

               (d) The Owner Trustee may fix any date as the record date for the purpose of determining the Noteholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Noteholders, which date shall be no more than 60 days before the first solicitation of a Noteholder made by any Person with respect to any such action. If not set by the Owner Trustee prior to the first solicitation of a Noteholder made by any Person with respect to any such action or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Noteholders required to be provided pursuant to Section 10.1) prior to the first solicitation or vote, as the case may be. With regard to any record date, only the Noteholders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind every other holder of a Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

               (f) Without limiting the foregoing, a Noteholder entitled hereunder to give or take any such action with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

          SECTION 1.5 Requests etc. to Indenture Trustee, Lessee, Owner Trustee and Owner Participant. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided for or permitted by this Indenture to be made upon, given or furnished to, or filed with the following Persons, shall be sufficient if in writing and delivered in person or by courier or mailed, first-class postage prepaid (in the absence of a mail strike or other disruption of the mail) or transmitted by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) to:

               (1) the Indenture Trustee at

                               Rodney Square North
                   1100 North Market Street
                   Wilmington, DE 19890
                   Fax:  (302) 651-1576
                   Attn:  Corporate Trust Administration

               (2) the Owner Trustee, at

                               750 Main Street
                   Suite 1114
                   Hartford, CT 06103
                   Fax:  (203) 244-1899
                   Attn:  Corporate Trust Department; or

               (3) the Lessee, at

                   Smith's Food & Drug Centers, Inc.
                   1550 South Redwood Road
                   Salt Lake City, Utah 84104
                   Fax:  (801) 974-1676
                   Attn:  General Counsel; or

               (4) the Owner Participant, at

                   PMCC Leasing Corporation
                   800 Westchester Avenue
                   Rye Brook, New York  10573-1031
                   Attn:  Senior Vice President - Lease Financing

or to any of the above Persons at any other address or telecopy number subsequently furnished in writing by it to each of the other Persons listed above.

          Whenever the Indenture Trustee shall receive any notice, report, certificate, opinion or other document from the Owner Trustee, it shall immediately send copies thereof to each of the other parties named above (unless it shall be clear from the face of such documents or otherwise that the originator thereof has already done so), and whenever the Indenture Trustee shall send any notice, report, certificate, opinion or other document to the Owner Trustee or the Noteholders, it shall simultaneously send copies thereof to each of the other parties named above.

          SECTION 1.6  Notices to Noteholders; Waiver.   Where this
Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed first-class postage prepaid, to each Noteholder, at such Person's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

          SECTION 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

          SECTION 1.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Indenture Trustee and the Owner Trustee shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          SECTION 1.9 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.10 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the Owner Participant and its successors and permitted assigns and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.11 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW DOCTRINE OF SUCH STATE.

          SECTION 1.12 Legal Holidays. Unless otherwise provided with respect to a specific series of Notes, in any case where any Installment Payment Date, Interest Payment Date or Redemption Date or the Stated Maturity of any Note, or any date on which any Defaulted Installment or Defaulted Interest is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal, and Premium, if any, need not be made on such date, and if not made on such date shall instead be made on the next succeeding Business Day with the same force and effect as if made on the Installment Payment Date, Interest Payment Date, or Redemption Date or at the Stated Maturity of such Note, or on the date on which the Defaulted Interest is proposed to be paid, and, provided that such payment is so made on such next succeeding Business Day, no interest shall accrue for the period from and after such Installment Payment Date, Interest Payment Date, Redemption Date or Stated Maturity, or date for the payment of any Defaulted Installment or Defaulted Interest, as the case may be, to and including such next succeeding Business Day.

          SECTION 1.13 No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Remainderman Participant, the Remainderman Trustee, the Owner Trustee or the Owner Participant, as the case may be, or any Affiliate of the foregoing shall have any liability for any obligations of the Owner Trustee under this Indenture or for any claim based on, or in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.


                            ARTICLE 2

                            THE NOTES

          SECTION 2.1 Issuable in Series; Designations. The Notes shall be issuable hereunder in one or more series and with such designations as are specified in a Supplemental Indenture, including as contemplated by
Section 2.13 and Article 7. Subject to Section 2.13 and Article 7, the aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is unlimited.

          SECTION 2.2 Form and Denomination. The form of the Notes of any series shall be established by or pursuant to the authority granted in the Supplemental Indenture creating such series. The Notes of any series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plans as the officers of the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

          Any Notes of any series may be issued with appropriate insertions, omissions, substitutions or variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes of such series are admitted to trading, or to conform to general usage.

          The Notes of each series shall be issued only in registered form in the denomination of $1,000 or integral multiples thereof, unless otherwise provided in the Supplemental Indenture creating such series.

          SECTION 2.3  [INTENTIONALLY OMITTED]

          SECTION 2.4 Execution of Notes. The Notes shall be executed on behalf of the Owner Trustee by any of its authorized officers and attested by any of its authorized officers but the same officer shall not execute and attest the same Note. The signature of any of such authorized officers on the Notes may be manual or facsimile. The Owner Trustee's seal shall be reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of execution of this Indenture.

          SECTION 2.5 Temporary Notes. Pending the preparation of definitive Notes, the Owner Trustee may execute, and upon the written order of the Owner Trustee signed by a Responsible Officer, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as may be appropriate for temporary Notes, all as may be determined by the officers executing such Notes with the concurrence of the Indenture Trustee.

          If temporary Notes of any series are issued, definitive Notes of such series will be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes held by any Noteholder shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency to be maintained for such purpose pursuant to
Section 5.3, without charge to such Noteholder. Upon surrender or cancellation of any one or more temporary Notes, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange there for a like aggregate principal amount of definitive Notes of the same series with the same interest rate and Stated Maturity in authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same security and benefits under this Indenture as definitive Notes.

          SECTION 2.6 Registration, Registration of Transfer and Exchange. The Owner Trustee shall cause to be kept at the designated office of the Note Registrar a register in which, subject to such reasonable regulations as the Indenture Trustee may prescribe, the Owner Trustee shall provide for the registration of Notes and of transfers and exchanges of Notes. This register is herein sometimes referred to as the "Note Register."

          Upon surrender for registration of transfer of any Note at the designated office of the Note Registrar, or at any office or agency maintained for such purpose pursuant to a Section 5.3, the Owner Trustee shall execute and register, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series with the same interest rate and Stated Maturity as the Notes so to be transferred for a like aggregate principal amount, in any authorized denominations and bearing numbers not contemporaneously outstanding.

          At the option of any Noteholder, Notes may be exchanged for an equal aggregate principal amount of Notes of the same series with the same interest rate and Stated Maturity as the Notes so to be exchanged and in any authorized denominations, upon surrender of the Notes to be exchanged at such designated office, or at any other office or agency maintained for such purpose pursuant to Section 5.3. Whenever any Notes are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

          All Notes issued upon registration of transfer or exchange of Notes shall be the valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Noteholder thereof or his attorney thereunto duly authorized in writing.

          Unless otherwise provided as a term of a series of Notes, no service charge shall be required of any Noteholder with respect to any transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to any of Section 2.5, 6.7 or 11.5 not involving any transfer.

          The Owner Trustee shall not be required to issue and the Note Registrar shall not be required (i) to register the transfer of or exchange any Note of any series during a period beginning at the opening of business 15 days before the date of the first mailing of a notice of redemption of Notes of such series and ending at the close of business on the day of first mailing of such notice or (ii) to register the transfer of or exchange any Note selected for redemption in whole or in part except the unredeemed portion of any Note selected for redemption in part.

          SECTION 2.7 Mutilated, Destroyed, Lost and Stolen Notes. Upon receipt by the Owner Trustee and the Indenture Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any Outstanding Note, and (in the case of any such theft, loss or destruction) of indemnity satisfactory to them, and upon payment, if the Owner Trustee or the Indenture Trustee shall require it, of a reasonable charge and upon reimbursement to the Owner Trustee and the Indenture Trustee of all reasonable expenses incident thereto, and upon surrender and cancellation of such Note, if mutilated, the Owner Trustee may execute, and the Indenture Trustee shall thereupon authenticate and deliver, a new Note of like tenor and of the same series with the same interest rate and Stated Maturity in lieu of such stolen, lost, destroyed or mutilated Note, or if any such Note shall have matured or be about to mature, instead of issuing a substituted Note the Owner Trustee may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Owner Trustee, the Indenture Trustee, and if requested by the Owner Trustee, any Paying Agent.

          SECTION 2.8 Payment of Interest and Principal. The Person in whose name any Note is registered at the close of business on any Record Date with respect to the immediately succeeding Installment Payment Date of such Note shall be entitled to receive the Installment Payment Amount, if any, or interest payable on such Installment Payment Date notwithstanding any registration of transfer or exchange of such Note subsequent to such Record Date and on or prior to such Installment Payment Date, except if and to the extent the Owner Trustee shall default in the payment of such Installment Payment Amount or the interest due on such Installment Payment Date, in which case such defaulted installment ("Defaulted Installment") or defaulted interest (the "Defaulted Interest") shall be paid to the Persons in whose names Outstanding Notes of the applicable series are registered at the close of business on a subsequent Record Date (which shall be not less than 10 Business Days prior to the date of payment of such Defaulted Installment or Defaulted Interest) established by notice given by mail by the Indenture Trustee to the Noteholders of such series not less than 15 days preceding such subsequent Record Date after receipt of an amount of money at least equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest or arrangements satisfactory to the Indenture Trustee have been made for such payment. The term "Record Date" as used with respect to any Installment Payment Date or Series J Interest Payment Date, as the case may be, except a date for payment of Defaulted Installment or Defaulted Interest, shall mean the date specified as such in the Supplemental Indenture providing for the creation of such series.

          Unless otherwise provided with respect to a particular series of Notes, interest on the Notes shall be calculated on the basis of a 360-day year consisting of 12 30-day months.

          Subject to Articles 6 and 7, the principal of any particular series of Notes may be payable either in full at Stated Maturity or in installments on such dates and in such amounts as provided by the Related Supplemental Indenture. Except as otherwise provided in the applicable Supplemental Indenture with respect to a series of Notes, principal of and Premium, if any, on the Notes payable at Stated Maturity shall be payable to the Noteholders of such Notes upon presentation and surrender of such Notes at the office or agency for the payment of Notes maintained for such purpose pursuant to Section 5.3. Except as otherwise provided in the applicable Supplemental Indenture with respect to a series of Notes, interest or installments of principal other than installments due at maturity on the Notes shall be paid on the applicable Installment Payment Date by wire transfer of immediately available funds to the Paying Agent and mailed to the registered addresses of the Noteholders as they shall appear on the Note Register as of the Record Date preceding such Interest Payment Date. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and a private debts.

          Notwithstanding the foregoing provisions of this Section 2.8, the Owner Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted
Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes in respect of which installments of principal or interest is in default may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Owner Trustee to the Indenture Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Indenture Trustee.

          Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in replacement of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note, and each such Note shall bear interest from whatever date shall be necessary so that neither gain nor loss in interest shall result from such registration of transfer, exchange or replacement.

          SECTION 2.9 Persons Deemed Owners. Prior to due presentment for registration of transfer, the Person in whose name any Note is registered on the Note Register shall be deemed to be the absolute owner of such Note for the purpose of receiving payment of principal (including, subject to the provisions of Section 2.8 regarding the applicable record dates, Installment Payment Amounts) of, Premium, if any, and (subject to Section 2.8) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, regardless of any notice to anyone to the contrary.

          SECTION 2.10 Cancellation. All Notes surrendered for payment, redemption, or registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee for cancellation. The Owner Trustee may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Owner Trustee may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this
Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee shall be destroyed and certification of their destruction delivered to the Owner Trustee unless, by Owner Trustee Request, the Owner Trustee otherwise directs.

          SECTION 2.11 Authentication, Execution Delivery, and Dating of Notes. From time to time after the execution and delivery of this Indenture, series of Notes may be issued pursuant to Section 2.13. Unless otherwise specifically provided with respect to a series of Notes, Notes shall be dated as of the date of their authentication. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication in the form provided for in the Supplemental Indenture creating the Notes of such series, executed by the Indenture Trustee by the manual or facsimile signature of one of its authorized officers or signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 2.12 Source of Payments; Rights and Liabilities of Owner Trustee; Owner Participant Not Liable. All payments of principal of, Premium, if any, and interest on a particular series of Notes, and any other amounts due with respect to such series of Notes, shall be made only from assets subject to or intended to be subject to the lien of the Related Supplemental Indenture, the income and proceeds received by the Indenture Trustee therefrom and all payments of principal, Premium, if any, and interest, and any other amounts due with respect to such series of Notes, shall be made in accordance with the terms of Section 2.8 and Article 4. The Indenture Trustee agrees, and each Noteholder, by its acceptance of a Note, shall be deemed to agree (a) that they will look solely to the assets subject to or intended to be subject to the lien of the Related Supplemental Indenture, the income and proceeds received by the Indenture Trustee therefrom to the extent a available for distribution to such Noteholder as herein provided and (b) that neither the Owner Participant nor, except as otherwise expressly provided herein, the Owner Trustee in its individual capacity is liable to any Noteholder or to the Indenture Trustee for any amounts payable under any Note or this Indenture.

          Anything herein to the contrary notwithstanding, except as set forth in the following proviso: (i) all and each of the representations, warranties, covenants and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, warranties, covenants and agreements by the Owner Trustee in its individual capacity or for the purpose or with the intention of binding it personally but are made and intended for the purpose of binding only the Related Indenture Estate, and this Indenture and the Notes are executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and (ii) no personal liability or responsibility is assumed hereunder or under the Notes by or shall at any time be enforceable against the Owner Trustee in its individual capacity or the Owner Participant on account of any representation, warranty, covenant or agreement hereunder of the Owner Trustee, either express or implied, all such personal liability, if any, being expressly waived by the Indenture Trustee and (by its acceptance of a Note) deemed to have been waived by each Noteholder and by all Persons claiming by, through or under such Noteholder; provided, however, that the Owner Trustee in its individual capacity shall be liable hereunder (a) for the performance of its agreements made in such capacity under Section 6.3 of the Participation Agreement, (b) in the case of the inaccuracy of any representation or warranty on the part of the Owner Trustee made in its individual capacity contained in Section 5.3 of the Participation Agreement and (c) for its own willful misconduct or gross negligence. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee in its individual capacity and as the Owner Trustee shall be released from all further duties and obligations hereunder and under each other Transaction Document, without prejudice to any claims against such predecessor Owner Trustee in its individual capacity or as the Owner Trustee for any default by such predecessor Owner Trustee in its individual capacity or as the Owner Trustee, respectively, in the performance of its obligations hereunder and under the other Transaction Documents to which it is a party prior to such appointment or for any inaccuracies in warranties, willful misconduct or gross negligence during the term of such predecessor Owner Trustee.

          SECTION 2.13 Series of Notes. Subject to the satisfaction or waiver of the requirements of Section 2.4, 2.5 or 2.6 of the Participation Agreement or Section 8(f) of the Related Lease, as the case may be, the Owner Trustee shall have the right from time to time to issue Notes to provide (a) a portion of the Lessor Purchase Price for the Related Lessor Interest, (b) sufficient funds to redeem the principal amount of Related Notes of any series theretofore authenticated and delivered hereunder, (c) sufficient funds to redeem any Outstanding Series J Notes or (d) all or a portion of the amount necessary to finance any Modification. The terms, conditions, designations and maximum aggregate principal amount of each series of such Notes (to the extent not inconsistent with this Indenture) shall be set forth in the case of clause (a), (b) or (c), in a Supplemental Indenture and, in the case of clause (d), in an amendment to the Related Supplemental Indenture, in each case executed by the Owner Trustee and the Indenture Trustee; provided that (i) no Premium or penalty shall be payable as a result of (a) the redemption of such Notes occurring as a result of an Event of Loss, (b) the payment of such Notes after the declaration of acceleration of such Notes or in connection with the occurrence of an Indenture Event of Default or (c) the refinancing of any Notes pursuant to
Section 2.6 of the Participation Agreement and (ii) the Installment Payment Dates or Series J Interest Payment Dates, as the case may be, and the Record Dates for all Notes shall not differ. The Indenture Trustee shall authenticate and deliver all Notes in accordance with the provisions of the Related Supplemental Indenture upon receipt by the Indenture Trustee of the following documents:

                   (i) a copy of such Supplemental Indenture and the certificates representing such Notes together with an Owner Trustee Request that the Indenture Trustee execute such Supplemental Indenture and authenticate such Notes;

                   (ii) an Officers' Certificate of each of the Owner Trustee and the Owner Participant stating that no Indenture Event of Default attributable to it has occurred and is continuing;

                   (iii) an Officers' Certificate of the Owner Trustee stating that the requirements of the Participation Agreement and the Related Lease, as appropriate, for the issuance of such Notes have been met or waived;

                   (iv) an Officers' Certificate of the Lessee stating that no Event of Default or Special Default has occurred and is continuing;

                   (v) an Officers' Certificate of each of the Lessee and the Owner Trustee and an Opinion of Counsel stating that all requirements for, and conditions precedent to, the issuance of such Notes under this Indenture and the related Supplemental Indenture have been complied with;

                   (vi) so long as the Pass Through Trust holds any Notes, if such Supplemental Indenture provides for the issuance of Additional Notes, an opinion of counsel reasonably satisfactory to the Pass Through Trustee to the effect that the issuance of such Additional Notes does not cause, nor can it be reasonably foreseen to cause, any Pass Through Trust to become an "investment company," as defined in the Investment Company Act of 1940, as amended; and

                   (vii)  such additional information, documents,
          certificates and opinions as shall be reasonably requested by the Indenture Trustee.

          SECTION 2.14 Legends. Unless sold pursuant to an effective Registration Statement under the Securities Act, all Notes issued hereunder shall bear the following legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD
          OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR
          AN EXEMPTION THEREFROM UNDER SAID ACT.

          Prior to any transfer of any Note bearing such legend, in whole or in part (other than pursuant to an effective registration statement under the Securities Act, or a sale or other disposition made pursuant to Rule 144 or 144A (or any successor rules) of such Act), the Noteholder thereof shall furnish, at the expense of such Noteholder, to the Owner Trustee, the Lessee and the Indenture Trustee an Opinion of Counsel, which shall be reasonably satisfactory in form and substance to such parties, to the effect that such transfer is exempt from registration under the Securities Act.

          SECTION 2.15 Series J Notes Superior. In the event that any provision in any First Supplemental Indenture or in any Series J Note shall conflict with or be inconsistent with any provision of this Indenture then, notwithstanding any provision in this Indenture to the contrary, the provision in such First Supplemental Indenture or in such Series J Note, as the case may be, shall control.


                            ARTICLE 3

                    SATISFACTION AND DISCHARGE

          SECTION 3.1 Satisfaction and Discharge of Indenture. If at any time (a) the principal of, Premium, if any, and interest on all of the Notes Outstanding hereunder shall have been paid, (b) all of the Notes theretofore authenticated (other than any such Notes which shall have been replaced or paid as provided in Section 2.7) shall have been delivered to the Indenture Trustee for cancellation or (c) there shall have been irrevocably deposited with the Indenture Trustee as trust funds (A) cash (other than moneys repaid by the Indenture Trustee or any Paying Agent to the Owner Trustee in accordance with Section 5.2) sufficient to pay, or (B) direct obligations of the United States of America, backed by its full faith and credit and maturing as to principal, Premium, if any, and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay, at the Stated Maturity of each Outstanding Note or upon redemption thereof pursuant to this Indenture (the Owner Trustee hereby agreeing that it will in such case deliver to the Indenture Trustee, at the time such cash or obligations are deposited, an Owner Trustee Request irrevocably specifying any such Redemption Date or Dates), and (without duplication) on each date on which any payment of interest shall be due and payable thereon, the full amount of the principal of, Premium, if any, and interest on all Outstanding Notes on the date of such deposit and if all other sums payable hereunder, under the Related Supplemental Indentures and under such Notes to the Noteholders shall have been paid (or held by the Indenture Trustee for payment in the case of unsurrendered Notes or interest checks not cashed), then the terms and conditions set forth in this Indenture shall no longer apply to such Notes of the applicable Noteholders (except, in the case of clause (c), as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal of, Premium, if any, and interest on the Outstanding Notes upon the Stated Maturity thereof or upon such Redemption Date or Dates, as the case may be (but not upon acceleration (but including the right to receive installments of principal)), (iv) rights, obligations and immunities of the Indenture Trustee hereunder, (v) rights of Noteholders under this Article 3 and (vi) the right, in the case of Outstanding Notes for which a Redemption Date has not been specified, of the Owner Trustee to redeem such Notes pursuant to Article 6, and the Indenture Trustee, upon an Owner Trustee Request and at the cost and expense of the Owner Trustee and upon delivery to the Indenture Trustee of an Officers' Certificate of the Owner Trustee and an Opinion of Counsel for the Owner Trustee, each stating that all conditions precedent to the satisfaction and discharge of this Indenture, with respect to such Notes, have been complied with, shall execute proper instruments acknowledging that and the terms and conditions set forth in this Indenture shall no longer apply to such Notes (except with respect to the cash and direct obligations deposited with the Indenture Trustee and except as otherwise provided in this Article 3). Concurrently with the deposit specified in clause (c) in the first sentence of this Section 3.1, there shall be delivered to the Indenture Trustee an Opinion of Counsel furnished by counsel reasonably satisfactory to the Indenture Trustee and in form and substance reasonably satisfactory to the Indenture Trustee, to the effect that (i) the holders of such Notes (and, so long as any Pass Through Certificates remain outstanding, the holders of such Pass Through Certificates) will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and such defeasance and will be subject to federal income tax of the same amounts and in the same manner and at the same times, as a would have been the case if such deposit and defeasance had not occurred and (ii) such defeasance will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended.

          If this Indenture and the Related Supplemental Indentures are released with respect to any Notes that will not become due and payable at Maturity or upon redemption (pursuant to a notice of redemption duly given to the Related Noteholders) within 60 days from the date of deposit pursuant to this Section 3.1, the Indenture Trustee shall, as soon as practicable after the date of such deposit and not more than 60 days or less than 30 days before each date of Maturity or Redemption Date, mail notice by first-class mail, postage prepaid, to such Noteholders at their last addresses as they shall appear upon the Note Register, stating that the deposit required by this Section 3.1 has been made with the Indenture Trustee and that such Notes are no longer entitled to the benefits of this Indenture or the Related Supplemental Indenture except with respect to the cash and direct obligations deposited with the Indenture Trustee and except as otherwise provided in this Article 3 and stating the Maturity or Redemption Date or Dates upon which moneys are to be available for the payment of the principal of, Premium, if any, and interest on such Notes.

          SECTION 3.2 Application of Deposited Money. All moneys and obligations deposited with the Indenture Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment to the Noteholders of the particular Notes for the payment or redemption of which such moneys and obligations have been deposited with the Indenture Trustee of all sums due or to become due thereon for principal and Premium, if any, and interest; provided, however, that, in the case of Notes for which a Redemption Date was not specified at the time of deposit of moneys and obligations and which are subsequently called for redemption pursuant to Article 6, upon payment by the Owner Trustee to the Paying Agent of an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on the Redemption Date, the moneys and obligations originally deposited with the Indenture Trustee in respect of such Notes shall be released to the Owner Trustee. The Indenture Trustee and any Paying Agent shall promptly pay or return to the Owner Trustee upon request of the Owner Trustee any cash or direct obligations of the United States of America held by them at any time that are not required for the payment of the amounts described above for which cash or direct obligations of the United States of America have been deposited pursuant to Section 3.1.

          SECTION 3.3 Release or Partial Release of Supplemental Indentures. With respect to any Supplemental Indenture entered into pursuant to this Indenture, upon any of:

               (a) the occurrence of an Event of Loss under the Related Lease and either (i) payment in full of the principal of and interest on all of the Related Notes Outstanding or (ii) the valid election by the Lessee to substitute a Substitute Parcel for the Related Property in accordance with Section 14(d) of the Related Lease and the satisfaction by the Lessee of all of the conditions and requirements of such substitution pursuant to such Section 14(d);

               (b) the termination of the Related Lease pursuant to Section 14 thereof and either (i) the payment in full of the principal of, Premium, if any, and interest on all of the Related Notes Outstanding, (ii) the valid election by the Lessee to exchange full recourse securities for the Related Notes Outstanding pursuant to Section 13.1 or 13.2 and the satisfaction by the Lessee of the applicable conditions and requirements of said exchange pursuant to such Section 13.1 or 13.2, as the case may be, or
(iii) the valid election by the Lessee to substitute a Substitute Parcel for the Related Property in accordance with Section 14(d) of the Related Lease and the satisfaction by the Lessee of the conditions and requirements of such substitution pursuant to such Section 14(d);

               (c) a redemption of all of the Related Notes Outstanding pursuant to Section 2.5 of the Participation Agreement and the payment in full of the principal of, Premium, if any, and interest on all of the Related Notes Outstanding;

               (d) the consummation of the Debt Refinancing on the Debt Refinancing Date in accordance with Section 2.6 of the Participation Agreement and the redemption of the Outstanding Notes in connection therewith;

               (e) any optional or mandatory redemption pursuant to Section 6.1(b)(iv) and the payment in full of the principal of, Premium, if any, and interest on all of the Related Notes Outstanding; or

               (f) the satisfaction by the Lessee of the conditions and requirements for the release of any Release Parcel pursuant to the Out Parcel Agreement;

at the cost and expense of the Owner Trustee and upon delivery to the Indenture Trustee of an Officers' Certificate of the Owner Trustee and an Opinion of Counsel for the Owner Trustee, each stating that all conditions precedent to the release of the lien of the applicable Supplemental Indenture have been complied with, shall execute proper instruments of reconveyance with respect to the applicable Supplemental Indenture and the Related Indenture Estate and shall release such lien thereby or, in the circumstances described in clause (f) above, with respect to the applicable portion of the Related Indenture Estate and shall deliver same to the Owner Trustee.


                            ARTICLE 4

             RECEIPT, DISTRIBUTION AND APPLICATION OF
          INCOME AND PROCEEDS FROM THE INDENTURE ESTATE

          SECTION 4.1 Basic Rent; Interest on Overdue Installments of Basic
Rent.

          (a)  With respect to each Lease, except as otherwise provided in
Section 4.3 or 4.7, each installment of Basic Rent and any payment of Supplemental Rent representing interest on overdue installments of Basic Rent or in respect of interest due under Section 2.8 shall be promptly distributed by the Indenture Trustee on the date such payment is due under such Lease (or as soon thereafter as such payment shall be received by the Indenture Trustee) in respect of the Related Notes in the following order of priority:

               first, so much of such aggregate amount as shall be required to pay in full the principal of, Premium, if any, and interest then due on all Related Outstanding Notes shall be distributed to the Persons entitled thereto and in case such aggregate amount shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest, without any preference or priority of one such Note over another, ratably according to the aggregate amount then due for principal and interest at the date of payment; and

               second, the balance, if any, of such installment or payment remaining thereafter shall be distributed to the Owner Trustee or as the Owner Trustee may direct.

With respect to each Lease and the Related Notes, subject to Sections 4.2,
4.3 and 4.7, if, as a result of any failure by the Lessee to pay in full any installment of Basic Rent when due (or within any applicable period of grace) or for any other reason, there shall not have been distributed pursuant to this Section 4.1 on any date (or within any applicable period of grace) the full amount then distributable pursuant to clause "first" of this Section 4.1, the Indenture Trustee shall distribute other payments of the character referred to in Section 4.4 (other than payments representing Supplemental Rent made pursuant to Section 3(c)(ii) of such Lease) or 4.5 then held by it or thereafter received by it, except as otherwise provided in Section 4.3, to the Related Noteholders to the extent necessary to make all the distributions then due pursuant to clause "first" of this Section 4.1(a); provided, however, that, to the extent any distribution is made from such amounts held pursuant to Section 4.4 or 4.5 and the payment of Basic Rent or Supplemental Rent in respect of which such distribution was made, is subsequently made, such payment of Basic Rent or Supplemental Rent, unless an Indenture Event of Default under the Related Supplemental Indenture shall have occurred and be continuing, shall be applied to the purpose for which such amount held pursuant to Section 4.4 or 4.5 had been held, subject, in all cases, to the provisions of Sections 4.4 and 4.5. The portion of each such installment or payment made to the Indenture Trustee that is to be distributed by the Indenture Trustee in payment of the Related Notes shall be applied in accordance with this Section 4.1(a). Any payment received by the Indenture Trustee pursuant to the first sentence of Section 8.10(a) (i) shall be distributed to the Related Noteholders in the order of priority set forth in clause "first" of the preceding paragraph.

          (b) With respect to each Lease and the Related Notes, subject to Sections 4.2, 4.3 and 4.7, if, at the time of receipt by the Indenture Trustee of any installment of Basic Rent (whether or not then overdue) or Supplemental Rent of the kind described in Section 3(c) (iv) of such Lease, there shall have occurred and be continuing an Indenture Event of Default under the Related Supplemental Indenture, then the Indenture Trustee shall retain such payments (to the extent the Indenture Trustee is not then required to distribute such amount pursuant to clause "first" of Section 4.1(a)) as part of the Related Indenture Estate and shall not distribute any such payments pursuant to clause "second" of Section 4.1(a) until the earliest of (i) the first Business Day occurring more than 180 days following (a) in the case of an Indenture Event of Default under Section 8.1(a), the date of the occurrence of such Indenture Event of Default (after giving effect to the grace period set forth in Section 8.1(a)) and
(b) in the case of any other Indenture Event of Default, the date on which the Indenture Trustee shall have received notice of such Indenture Event of Default (after giving effect to any applicable grace period), in which case such retained payment shall be distributed pursuant to clause "second" of section 4.1(a), (ii) such time as the Related Notes shall have been declared, or shall have become, due and payable pursuant to Section 8.2, in which case such retained payment shall be distributed pursuant to Section
4.3 and (iii) such time as such Indenture Event of Default shall no longer be continuing or shall have been cured or waived, in which case such retained payment shall be distributed pursuant to clause "second" of
Section 4.1(a); provided, however, that following an Indenture Event of Default and the lapse of 180 days during which period the Indenture Trustee failed to accelerate the Related Notes, such Indenture Event of Default shall not thereafter be the basis of a retention of any Basic Rent or Supplemental Rent payment hereunder.

          SECTION 4.2 Amount Received as Result of Event of Loss or Exercise of Option to Terminate.

               (a) With respect to each Lease, except as otherwise provided in Sections 4.3 and 4.7, if an Event of Loss under such Lease shall occur, any amounts payable by the Lessee under Section 9(c) of such Lease received by the Indenture Trustee in respect of such Event of Loss shall be distributed on the date of receipt as provided in Section 4.3 in respect of the Related Notes (except that payments and other amounts shall be distributed under clause "second" thereof first and under clause "first" thereof second).

               (b) If the Lessee shall exercise its option to terminate a Lease pursuant to Section 14 thereof and the Lessee shall not have exchanged the Related Notes pursuant to Section 13.1 or 13.2, then (to the extent that there shall have been paid or provision made for payment of the amounts due on the Related Notes on the Obsolescence Redemption Date) there shall be redeemed on the Obsolescence Redemption Date the unpaid principal amount of all Related Notes, together with the Premium, if any, and all accrued but unpaid interest thereon to the Obsolescence Redemption Date. Except as otherwise provided in Section 4.3 or 4.7, any payments received and amounts realized by the Indenture Trustee upon exercise of the Lessee's option to terminate a Lease pursuant to Section 14 thereof shall in each case be distributed on the Obsolescence Redemption Date as provided in
Section 4.3 (except that payments and other amounts shall be distributed under clause "second" thereof first and under clause "first" thereof second).

          SECTION 4.3 Amounts Received After, or Held at Time of, Indenture Event of Default. Except as otherwise provided in Section 4.7, all payments received and amounts held or realized by the Indenture Trustee in respect of a particular Indenture Estate (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to the Related Lease or pursuant to Article 8) after an Indenture Event of Default shall have occurred and be continuing, as well as all payments thereafter received or amounts then held by the Indenture Trustee as part of the Related Indenture Estate, shall be distributed by the Indenture Trustee in respect of the Related Notes in the following order of priority:

          first, so much of such payments or amounts as shall be required to pay the Indenture Trustee all amounts then due to it pursuant to Article 9 with respect to such Supplemental Indenture shall be applied to pay the Indenture Trustee such amounts;

          second, so much of such payments or amounts remaining as shall be required to pay in full the principal, Premium, if any, and interest thereon to the date of distribution shall be applied ratably to the payment of such principal, Premium, if any, and interest; and in case such aggregate amount shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, Premium, if any, and interest without priority of one over another, ratably according to the aggregate unpaid principal, Premium, if any, and interest on all Related Notes held by each such Noteholder bears to the aggregate unpaid principal, Premium, if any, and interest thereon to the date of distribution; and

          third, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner
          Trustee or as the Owner Trustee may direct.

          SECTION 4.4 Amounts Received for which Provision is Made in a Transaction Document. Except as otherwise provided in Section 4.1, 4.2,
4.3 or 4.7, any payments received by the Indenture Trustee in respect of a particular Indenture Estate for which provision as to the application thereof is made in a Transaction Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Transaction Document. Notwithstanding the foregoing, any payments received by the Indenture Trustee from insurers (other than with respect to self-insurance or policy deductibles) with respect to a Casualty Event under the Related Lease shall, until the requirements of Section 9(b) of the Related Lease have been satisfied, be held by the Indenture Trustee as a part of the Related Indenture Estate, as security for the obligations of the Owner Trustee under this Indenture with respect to the Related Notes, the Related Supplemental Indenture and the Related Notes, but may be released to the Lessee from time to time if and to the extent required by
Section 9(g) of the Related Lease.

          SECTION 4.5 Amounts Received for which No Provision Is Made. Except as otherwise provided in Section 4.1, 4.2, 4.3 or 4.7, any payments received and any amounts realized by the Indenture Trustee in respect of a particular Indenture Estate for which no provision as to the application thereof is made in a Transaction Document or elsewhere in this Article 4 shall be held by the Indenture Trustee as part of such Indenture Estate, and, to the extent the same are received or realized at any time after payment in full of the principal of, Premium, if any, and interest on all the Related Notes and all other amounts owing to the Related Noteholders hereunder and under the Related Supplemental Indenture, such payments and amounts, together with any other amounts remaining as part of such Indenture Estate after payment in full of the principal of, Premium, if any, and interest on all the Related Notes and all other amounts owing to the Related Noteholders hereunder and under the Related Supplemental Indenture shall be distributed by the Indenture Trustee in the order of priority set forth in clause "second" of Section 4.1(a).

          SECTION 4.6 Payments to Owner Trustee. Unless otherwise directed by the Owner Trustee, all payments to be made to the Owner Trustee hereunder shall be made to the Owner Trustee by wire transfer of immediately available funds as soon as practicable but in any event prior to 2:00 p.m., New York City time, on the date of receipt (except that such payment may be made on the next succeeding Business Day, if agreed by the Owner Trustee and the Indenture Trustee, if the Indenture Trustee has received such funds on or after 3:00 p.m., New York City time, on such date of receipt or if such date of receipt is not a Business Day), to such account at such bank or trust company as the Owner Trustee shall from time to time designate in writing to the Indenture Trustee.

          SECTION 4.7 Excepted Payments. Anything in this Article 4 or elsewhere in this Indenture or any Supplemental Indenture to the contrary notwithstanding, any Excepted Payment received at any time by the Indenture Trustee shall be distributed as promptly as practicable to the Person entitled to receive such Excepted Payment.


                            ARTICLE 5

                            COVENANTS

          SECTION 5.1 Payment of Principal, Premium, if any, and Interest. Subject to Section 2.12, the Owner Trustee will duly and punctually pay the principal of, Premium, if any, and interest and any other amounts due under the Notes, hereunder and under the Related Supplemental Indenture in accordance with, and subject to, the terms of such Notes, this Indenture and such Related Supplemental Indenture.

          SECTION 5.2 Money for Note Payments To Be Held in Trust. All moneys deposited with the Indenture Trustee or with any Paying Agent for the purpose of paying the principal of, Premium, if any, or interest on any Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such principal, Premium, if any, or interest, subject to the provisions of this Section 5.2. Moneys so deposited and held in trust shall not be a part of the Related Indenture Estate but shall constitute a separate trust fund for the benefit of the relevant Noteholders.

          The Owner Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Indenture Trustee all sums held in a trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which such sums were held by such Paying Agent, and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Indenture Trustee or any Paying Agent in trust for the payment of the principal of, Premium, if any, or interest on any Note and remaining unclaimed for two years and 11 months (or such lesser period as may be required by law to give effect to this provision) after such principal, Premium, if any, or interest has become due and payable shall be paid to the Owner Trustee; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look solely to the Owner Trustee to the extent such moneys shall have been paid to the Owner Trustee for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Owner Trustee, cause to be mailed to each such Noteholder notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Owner Trustee.

          SECTION 5.3 Maintenance of Office or Agency. The Owner Trustee will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of Notes and this Indenture may be served. The Owner Trustee will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of each such office or agency. If at any time the Owner Trustee shall fail to maintain any such office or agency or the Owner Trustee shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Indenture Trustee Office, and the Owner Trustee hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          SECTION 5.4  Title; Further Assurances; Recording.

          THE OWNER TRUSTEE, IN ITS INDIVIDUAL CAPACITY AND AS OWNER TRUSTEE, MAKES (i) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, ABSENCE OF LATENT DEFECTS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR FITNESS FOR USE OF THE PROPERTIES (OR ANY PART THEREOF) OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LESSOR INTERESTS (OR ANY PART THEREOF), except that the Owner Trustee in its individual capacity represents and warrants that on the Closing Date and on the Debt Refinancing Date, the Indenture Estate shall be free of any Lessor's Lien attributable to it in its individual capacity and (ii) no representation or warranty as to the validity sufficiency, legality or enforceability of any Transaction Document, or as to the correctness of any statement contained therein except, in the case of the Owner Trustee, to the extent that any such statement in any Transaction Document was or is expressly made by the Owner Trustee in its individual capacity, and except that the Owner Trustee hereby represents and warrants in its individual capacity (x) that it has the requisite corporate power and authority to execute and deliver the Transaction Documents and Notes to which it is a party and that such Transaction Documents, and Notes, upon execution and delivery, have been or will be, duly executed and delivered by one or more of the Authorized Officers of the Owner Trustee and (y) that its performance of all transactions contemplated herein or therein have been duly authorized by all necessary corporate action.

          SECTION 5.5 Termination of Trust Agreement and Transfer of Interest. Unless the Notes and all other sums payable hereunder and under each Supplemental Indenture have been exchanged in accordance with Section
13.1 or 13.2, the Owner Trustee shall not act to terminate or permit the termination of the Trust Agreement or the trust thereunder before the date that the Notes and all other sums payable hereunder and under each Supplemental Indenture to the Noteholders have been paid in full pursuant to Section 3.1. Except as contemplated by the Transaction Documents, without the prior written consent of the Indenture Trustee, the Owner Trustee shall not transfer any interest in the Lessor Interests, either legal or equitable, unless the transferee is the Lessee and all Outstanding Notes have been exchanged in accordance with Section 13.1 or 13.2 or all Outstanding Notes have been redeemed in accordance with the Indenture and the Related Supplemental Indentures and all other sums payable hereunder and thereunder have been paid.

          SECTION 5.6 Notice of Default. The Owner Trustee will deliver to the Indenture Trustee and the Lessee, promptly after an Authorized Officer has obtained actual knowledge thereof, written notice of any Indenture Event of Default and any event which with the giving of notice or lapse of time, or both, would become an Indenture Event of Default.

          SECTION 5.7  Discharge of Liens; Etc.

               (a) The Owner Trustee, in its individual capacity, agrees that it shall not, directly or indirectly, create, incur or suffer to exist any Lessor's Liens attributable to it in its individual capacity, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any such Lessor's Liens. The Owner Trustee agrees that it shall not, directly or indirectly, incur or suffer to exist any Lessor's Liens attributable to it in its fiduciary capacity and will promptly take such action as may be necessary to discharge any such Lessor's Liens.

               (b) Except as expressly permitted by the terms of the Transaction Documents (except as provided in Section 8(f) of each Lease as in effect on the Closing Date), the Owner Trustee will not contract for, create, incur, assume or suffer to exist any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse (other than endorsements for collection in the ordinary course of business) or otherwise be or become contingently liable, directly or indirectly, in respect of the debt of any other Person.

               (c) The Owner Trustee will not permit the Trust to enter into any business or activity other than the business of owning the Lessor Interests and leasing the thereof to the Lessee and the carrying out of the transactions contemplated by the Transaction Documents and other activities necessary or appropriate to the maintenance of its existence and the performance of its obligations under the Transaction Documents, as amended from time to time as permitted by the Granting Clause of the Supplemental Indenture.

          SECTION 5.8 Notice of Remedial Action. The Owner Trustee shall furnish the Indenture Trustee with prior written notice of any remedy to be undertaken by it pursuant to Section 16(a) of any Lease.

                            ARTICLE 6

                       REDEMPTION OF NOTES

          SECTION 6.1  Applicability of Article.

          (a) Except as otherwise provided in the Related Supplemental Indenture, any redemption of Notes, as required by any provision of this Indenture, shall be made in accordance with such provision and with this
Article 6 or Article 7, as applicable. Redemption of any Notes shall be made only to the extent permitted by the Related Supplemental Indenture and not inconsistent with the provisions hereof.

          (b) (i) With respect to any Lease, upon the occurrence of an Event of Loss where the Lessee has elected to terminate such Lease pursuant to Section 9(c) thereof, each Outstanding Related Note shall be redeemed in whole at a Redemption Price equal to the aggregate unpaid outstanding principal amount thereof, without Premium (except with respect to the Series J Notes), together with accrued and unpaid interest thereon, to but excluding the applicable Redemption Date. The Redemption Date for Notes to be redeemed pursuant to this Section 6.1(b)(i) shall be the Casualty Value Date determined pursuant to Section 9(c) of the Related Lease.

               (ii) With respect to any Lease, upon termination of such Lease pursuant to Section 14 thereof and if the Lessee has not elected to cause the Related Notes to be exchanged pursuant to Section 9.1 of the Participation Agreement and Section 13.1 or 13.2, as the case may be hereof or has not satisfied the conditions of such exchange pursuant to Section
13.1 or 13.2 hereof, each Outstanding Related Note shall be redeemed in whole at a Redemption Price equal to the aggregate unpaid outstanding principal amount thereof, plus Premium, if any, together with accrued but unpaid interest thereon, to but excluding the applicable Redemption Date. The Redemption Date for Notes to be redeemed pursuant to this clause (ii) shall be the Obsolescence Redemption Date specified in such Lease.

               (iii) [INTENTIONALLY OMITTED]

               (iv) The Notes of any series are also subject to optional or mandatory redemption, to the extent and under the circumstances set forth in the Supplemental Indenture pursuant to which such Notes were issued and
Article 7 hereof.

               (v) Upon the giving of the notice of redemption contemplated by Section 6.4, and subject to Section 6.5, the principal amount of the Notes to be redeemed, the Premium, if any, and interest thereon to the Redemption Date specified in such notice shall become due and payable on such Redemption Date as provided in Section 6.6.

          SECTION 6.2 Notice to Indenture Trustee of Redemption. In case of any election by the Owner Trustee to redeem any Notes, the Owner Trustee shall, at least 30 days prior to the scheduled Redemption Date (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee in writing of such Redemption Date and of the series, the principal amount and Stated Maturity of Notes to be redeemed.

          SECTION 6.3  [INTENTIONALLY OMITTED]

          SECTION 6.4 Notice of Redemption. Except as otherwise provided in the applicable Supplemental Indenture with respect to a series of Notes, notice of redemption of Notes shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 25 days prior to the Redemption Date, to each Noteholder of a Note to be redeemed, at his address appearing on the Note Register and to the parties named in Section 1.5.

          Unless otherwise provided as to a particular series of Notes, all notices of redemption shall state:

          (a)  the Redemption Date,

          (b)  the Redemption Price,

          (c)  [INTENTIONALLY OMITTED]

          (d) any condition to such redemption including, without limitation, that, if applicable, such redemption is subject to the provisions set forth in Section 6.5(c),

          (e) that on the Redemption Date, and upon the satisfaction of each such condition, the Notes or portions thereof to be redeemed shall cease to bear interest, and

          (f) the place where such Notes are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Notes to be redeemed shall be given by the Indenture Trustee in the name of the Owner Trustee.

          SECTION 6.5 Deposit of Redemption Price; Credit with Respect to Surrender of Notes.

          (a) Except as provided in paragraph (c) of this Section 6.5, on or prior to any Redemption Date, the Owner Trustee shall deposit, or cause to be deposited, with the Indenture Trustee an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date.

          (b)  [INTENTIONALLY OMITTED]

          (c) Except as otherwise provided in the applicable Supplemental Indenture with respect to a series of Notes, any redemption notice with respect to an optional redemption of Notes or with respect to a redemption of Notes pursuant to Section 6.1(b)(ii) and to which moneys sufficient to pay the principal of, Premium, if any, and interest on such Notes on the Redemption Date of such Notes shall not have been deposited with the Indenture Trustee, shall state, and it shall be the case that, unless, upon the giving of such notice, such Notes shall be deemed to have been paid pursuant to Section 3.1, such redemption shall be conditional upon the receipt by the Indenture Trustee (on or prior to the Redemption Date) of moneys in immediately available funds sufficient to pay the principal of, Premium, if any, and interest on such Notes to be redeemed, and that if such moneys shall not have been so received, such notice of redemption shall be of no force and effect, and the Owner Trustee shall not be required to redeem such Notes. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Indenture Trustee shall, prior to the date fixed for such redemption, give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

          SECTION 6.6 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, except as provided in Section 6.5(c), become due and payable at the designated corporate trust office of the Paying Agent at the Redemption Price therein specified, and from and after such date (unless there shall be a default in the payment of the Redemption Price), such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid at the Redemption Price, exclusive, however, of installments of interest maturing on or prior to the Redemption Date payment of which shall have been made or duly provided for to the Noteholders registered as such on the relevant Record Dates, or otherwise, according to the terms and the provisions of Section 2.8.

          Except as provided in Section 6.5(c), if any Note called for redemption shall not be so paid upon surrender thereof for redemption because the Indenture Trustee shall not have received pursuant to Section
6.5 an amount of money sufficient to pay the Redemption Price for such Note, the principal and Premium, if any, and (to the extent permitted by Applicable Law) any accrued interest thereon shall, until paid, continue to bear interest from the Redemption Date at the rate borne by the Note in respect of overdue payments.


                            ARTICLE 7

              ORIGINAL ISSUANCE AND DEBT REFINANCING

          SECTION 7.1 Series J Notes. On the Closing Date, subject to the conditions set forth in Section 2.4 of the Participation Agreement, the Owner Trustee shall issue a series of Notes in an aggregate principal amount equal to the Debt Financing Amount which shall be designated in nine Supplemental Indentures as "Series J Notes," in one or more subseries in order to finance a portion of the Lessor Purchase Price in respect of the Lessor Interests.

          SECTION 7.2 Refinancing and Redemption. On the Debt Refinancing Date, (a) subject to the conditions set forth in Section 2.6 of the Participation Agreement, the Owner Trustee shall issue, pursuant to nine Supplemental Indentures, the Refinancing Notes in order to refinance all then Outstanding Series J Notes and (b) simultaneously, with the proceeds of the issuance of all such Refinancing Notes, the Outstanding Series J Notes shall be redeemed at a Redemption Price equal to the aggregate principal amount of such Outstanding Series J Notes, together with all accrued and unpaid interest thereon to but excluding the applicable Redemption Date, plus Premium, if any. The Redemption Date for the Series J Notes shall be the Debt Refinancing Date.

          SECTION 7.3 Debt Refinancing Notes. The aggregate principal amount of Refinancing Notes to be issued pursuant to Section 7.2(a) shall be in an amount equal to the Debt Refinancing Amount, which aggregate principal amount shall under no circumstances exceed the lesser of (i) an amount equal to 88% of the aggregate Lessor Purchase Price in respect of the Lessor Interests or (ii) an amount equal to 105% of the aggregate original principal amount of the Series J Notes on the Series J Commencement Date. The principal of the Refinancing Notes shall be due and payable on such dates, and interest shall accrue thereon at such rates, as shall be set forth in the applicable Supplemental Indentures, provided, that the Stated Maturity of all such Refinancing Notes shall be no later than the Stated Maturity of the Series J Notes to be refinanced thereby.


                            ARTICLE 8

              INDENTURE EVENTS OF DEFAULT; REMEDIES

          SECTION 8.1 Indenture Events of Default. With respect to any Supplemental Indenture, the term "Indenture Event of Default" shall mean any of the following events, and any such event shall continue to be an Indenture Event of Default if and for so long as it shall not have been cured, remedied or waived:

          (a) the failure of the Owner Trustee to pay when due any payment of principal of, Premium, if any, or interest on any Related Note, and such failure shall have continued unremedied for 10 days; or

          (b) an Event of Default (other than any such Event of Default arising by reason of nonpayment of, or failure to perform with respect to, any Excepted Payment when due) under the Related Lease; provided that any such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not be remedied, cured or waived; and provided, further, that the Indenture Trustee or a Majority in Interest of Noteholders have given to the Owner Trustee, by registered or certified mail, a written notice stating the Indenture Trustee's or Noteholders' intention, as the case may be, to terminate the Related Lease, commence action to foreclose on any of the Related Lessor Interests or to exercise any other comparable remedies under the Related Lease; or

          (c) the Trust shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or it shall consent to any such relief or to the appointment of or taking of possession by any such official in any involuntary case or other proceeding commenced against it, or it shall make a general assignment for the benefit of creditors; or

          (d) a decree or order for relief shall be entered by a court having jurisdiction over the Trust in any involuntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a trustee, receiver liquidator, custodian or other similar official of the Trust, its interest in the Indenture Estate or any substantial part of the Trust's property, or ordering the winding-up or liquidation of the Trust or its affairs, and such decree or order shall remain undismissed or unstayed for a period of 60 consecutive days; or

          (e) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, to comply with any covenant contained in Section 6.3(a) or 6.3(j) of the Participation Agreement subparagraph (aa), (bb) or
(cc) of the Granting Clause of the Related Supplemental Indenture or
Section 5.5 or 5.7 of this Agreement, which failure is not remedied within a period of 60 days after there has been a given to the Owner Trustee, by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default", by the Indenture Trustee or by a Majority in Interest of Noteholders; provided, however, that if such a, failure to comply cannot be cured by the payment of money within such 60-day period or, with respect to other breaches, cannot be cured by diligent efforts within such 60-day period but efforts to cure shall have been properly commenced within such period, the cure period, as long as the Owner Trustee or Owner Participant is diligently pursuing a cure, shall be extended for an additional period of time as may be necessary to cure, but not to exceed 360 days; or

          (f) any representation or warranty affecting the rights or interests of the Indenture Trustee or the Related Noteholders made by the Owner Trustee, in its individual capacity or as Owner Trustee, in Sections 5.3(b) through (g) of the Participation Agreement or by the Owner Participant in Sections 5.2(a) through (i) of the Participation Agreement shall prove at any time to have been inaccurate in any material respect as of the date made and any material adverse impact of such inaccuracy shall continue unremedied for a period of 60 days after there has been given to the Owner Trustee or the Owner Participant by registered or certified mail, a written notice specifying such incorrectness and requiring it to be remedied and stating that such notice is a "Notice of Default" by the Indenture Trustee or by a Majority in Interest of Noteholders.

          SECTION 8.2  Acceleration upon Notice; Rescission.

          (a) With respect to any Supplemental Indenture, during the continuance of any Indenture Event of Default and subject to the provisions of Section 8.10, the Indenture Trustee, in its discretion may (or when so directed by a Majority in Interest of Noteholders shall) or a Majority in Interest of Noteholders may, in any such case, by notice in writing to the Lessee and the Owner Trustee (and to the Indenture Trustee if given by Noteholders), declare the principal of all the Outstanding Related Notes and the interest accrued thereon to be due and payable immediately, and thereupon the same shall become immediately due and payable without Premium (except with respect to any Series J Notes). Upon any exercise of remedies by the Owner Trustee under the circumstances and as permitted by subparagraph (bb) of the Granting Clause that result in the termination of the Related Lease, acceleration of Rent due thereunder or a demand under
Section 16(a) (v) (D) of such Lease, then, in such case, the Indenture Trustee shall be deemed to have declared the principal of all Outstanding Related Notes to be due and payable without Premium upon the receipt by the Indenture Trustee of any payments pursuant to such provisions.

          (b) At any time after such acceleration and before any sale of the Indenture Estate as relating to any series of Notes, or any part thereof, shall have been made pursuant to any sale as hereinafter in this
Article 8 provided, a Majority in Interest of Noteholders by Directive delivered to the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee, may rescind and annul such declaration and its consequences if (l) there shall have been paid to or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on all Related Notes, (B) the principal of and Premium, if any, on any Notes which have become due otherwise than by such acceleration and interest thereon at the respective rates provided in the Notes for late payments of principal or Premium and (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the respective rates provided in the Related Notes for late payments of interest; and (2) all Indenture Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 8.9. No such rescission shall affect any subsequent Indenture Event of Default or impair any right consequent thereon.

          SECTION 8.3  Enforcement of Remedies.

          (a)  With respect to any Supplemental Indenture, subject to
Section 8.10 and the limitations set forth in this Section 8.3(a), if an Indenture Event of Default that arises out of an Event of Default under the Related Lease shall have occurred and be continuing, then in every such case the Indenture Trustee, as assignee and grantee or secured party hereunder or otherwise, may, to the extent permitted by Applicable Law, exercise any or all of the rights and powers and pursue any or all of the remedies under the Related Lease (including Section 16 thereof) and, in connection therewith, corresponding remedies under this Article 8 and the Related Supplemental Indenture may take possession of all or part of the Related Indenture Estate and may exclude the Owner Trustee and the Lessee and, to the extent provided in the Related Lease and as permitted by Applicable Law, all Persons claiming under either of them wholly or partly therefrom; provided, however, that, notwithstanding any provision herein to the contrary the Indenture Trustee shall not exercise any remedies against the Related Indenture Estate seeking to deprive the Owner Trustee of its interests therein unless a declaration of acceleration has been made pursuant to Section 8.2. Any provision of the Related Lease, this Indenture or any other Transaction Document to the contrary notwithstanding, the Indenture Trustee shall not foreclose the Lien of such Supplemental Indenture or otherwise exercise remedies which would result in the exclusion of the Owner Trustee from the Indenture Estate or any substantial part thereof demised under the Related Lease as a result of any Indenture Event of Default that arises solely by reason of one or more events or circumstances that constitute an Event of Default unless the Indenture Trustee has taken or is currently taking action under the Related Lease to dispossess the Lessee, to terminate the Related Lease, or effect a comparable remedy under the Related Lease.

          (b) Any provision of any Lease, this Indenture or any Supplemental Indenture to the contrary notwithstanding, if the Lessee shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Indenture Trustee, to demand, collect, sue for, enforce performance of obligations relating to or otherwise obtain all amounts due in respect of such Excepted Payment; provided, however, that such Person shall not be entitled to collect such payment from or execute any judgment against or otherwise cause the placing of a Lien upon any asset constituting a portion of the Related Indenture Estate.

          (c)  With respect to any Lease, except as expressly provided in
Article VIII of the Participation Agreement, and for so long as the Lessee is the lessee under such Lease, the Lessor Interest may not be sold or otherwise transferred to any Person.

          SECTION 8.4  [INTENTIONALLY OMITTED]

          SECTION 8.5 Actions for Ratable Benefit of Noteholders. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment or reimbursement of the proper charges, expenses or advances of the Indenture Trustee, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

          SECTION 8.6 Noteholders May Demand Enforcement of Rights by Indenture Trustee. Subject to Sections 8.3, 8.9 and 8.10, if an Indenture Event of Default shall have occurred and shall be continuing with respect to any Supplemental Indenture, the Indenture Trustee shall, upon the receipt of a Directive from a Majority in Interest of Noteholders and upon the offering of indemnity as provided in Section 9.1(e), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or Premium, if any, or interest on, the Related Notes or to foreclose the lien of such Related Supplemental Indenture or to sell or to cause to be sold the Indenture Estate under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Indenture Trustee or the Related Noteholders, or, in case such Noteholders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall be in accordance with law and the provisions of such Related Supplemental Indenture and this Indenture, and the Indenture Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Indenture Trustee in good faith shall determine that the suit, proceeding or exercise of the other remedy so requested would involve the Indenture Trustee in personal liability or expense.

          SECTION 8.7 Control by Noteholders. A Majority in Interest of Noteholders of Outstanding Notes issued pursuant to any Related Supplemental Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee pursuant to such Related Supplemental Indenture or this Indenture with respect to the Related Indenture Estate, provided that:

               (1) such direction shall not be in conflict with any rule of law or with the rights of the Owner Trustee under this Indenture or such Supplemental Indenture, and

               (2) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

          SECTION 8.8 Noteholder May Not Bring Suit Except under Certain Conditions. Subject to Sections 8.3, 8.9 and 8.10, a Noteholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the foreclosure of this Indenture or for the enforcement of any other remedy under or upon this Indenture, unless:

               (1) such Noteholder previously shall have given written notice to the Indenture Trustee of a continuing
          Indenture Event of Default;

               (2) the Indenture Trustee shall have received a Directive from not less than a Majority in Interest of Noteholders requesting that it institute such action, suit or proceeding and shall have been offered indemnity as provided in Section 9.1(e);

               (3) the Indenture Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

               (4) no subsequent Directive from not less than a Majority in Interest of Noteholders inconsistent with the first such Directive has been given to the Indenture Trustee during such 60-day period.

          It is understood and intended that no one or more of the Noteholders of a series shall have any right in any manner whatever hereunder or under the Related Notes to (i) surrender, impair, waive, affect, disturb or prejudice the lien of the Related Supplemental Indenture on any property subject thereto or the rights of the Noteholders of any other Related Notes, (ii) obtain or seek to obtain priority over or preference to any other such Related Noteholder or (iii) enforce any right under this Indenture or such Related Supplemental Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Related Noteholders, subject to the provisions of this Indenture.

          SECTION 8.9 Waiver of Past Defaults. Upon receipt of a Directive from the Noteholders of not less than a majority in principal amount of Outstanding Notes issued pursuant to any Supplemental Indenture the Indenture Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture Default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and such Supplemental Indenture, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereon; provided, however, that, in the absence of written instructions from the Noteholders of all Related Notes then Outstanding, the Indenture Trustee shall not waive any Indenture Default in the payment of the principal of, Premium, if any, or interest on, or other amounts due under, any Related Note then Outstanding, or in respect of a covenant or provision hereof that, under Article 11, cannot be modified or amended without the consent of each Related Noteholder.

          SECTION 8.10 Right of Owner Trustee to Pay Interest, Principal, etc.; Note Purchase.

          (a)(1) In the event of any default by the Lessee in the payment of any installment of Basic Rent due under any Lease, the Owner Trustee or the Owner Participant, without the consent of the Indenture Trustee or any Noteholder, may pay to the Indenture Trustee for application in accordance with Section 4.1, a sum equal to the amount of all (but not less than all) principal and interest as shall then be due and payable on the Related Notes, together with any interest on account of such payment being overdue as provided in Article 4.

               (2) In the event of any default by the Lessee in the performance of any obligation under any Lease (other than the obligation to pay Basic Rent) or any other Transaction Document, the Owner Trustee or the Owner Participant, without the consent of the Indenture Trustee or any Noteholder, may exercise the Lessor's rights under Section 19 of such Lease to perform such obligation on behalf of the Lessee.

               (3) Solely for the purpose of determining whether there exists an Indenture Event of Default, (i) any payment by the Owner Trustee or the Owner Participant pursuant to, and in compliance with, Section 8.10(a) (l) shall, for the purposes of this Indenture and the Related Supplemental Indenture, be deemed to remedy any default by the Lessee in the payment of installments of Basic Rent theretofore due and payable under the applicable Lease and to remedy any default by the Owner Trustee in the payment of any amount due and payable under the Related Notes and (ii) any performance by the Owner Trustee or the Owner Participant of any obligation of the Lessee under any Lease pursuant to, and in compliance with, Section 8.10(a) (2) shall, for the purposes of this Indenture and the Related Supplemental Indenture, be deemed to remedy any default by the Lessee in the performance of such obligation under the applicable Lease and to remedy any related default by the Owner Trustee under this Indenture and the Related Supplemental Indenture.

               (4) Until 15 Business Days after the Owner Trustee and the Owner Participant shall have been given notice by the Indenture Trustee of the occurrence of an Indenture Event of Default that may be cured under this Section 8.10(a), the Indenture Trustee shall not exercise any rights as assignee of the Owner Trustee's rights under the applicable Lease or declare the Related Notes to be due and payable pursuant to Section 8.2 as a result of such Indenture Event of Default.

               (5) This Section 8.10(a) shall not apply to any default by the Lessee in the payment of any installment of Basic Rent due under any Lease, if default by the Lessee in the payment of three or more consecutive installments of Basic Rent, or in the payment of a total of six or more installments of Basic Rent under such Lease, shall have been cured by the Owner Trustee or the Owner Participant pursuant to the foregoing provisions of this Section 8.10(a).

               (6) Upon the exercise of any cure right under this Section 8.10(a), neither the Owner Trustee nor the Owner Participant shall obtain any Lien on any part of the Related Indenture Estate on account of any payment made or the costs and expenses incurred in connection therewith nor shall any claim of the Owner Trustee or the Owner Participant against the Lessee or any other Person for the repayment thereof impair the prior right and security interest of the Indenture Trustee in and to the Related Indenture Estate under Section 8.10(a) (1).

               (b) (1)   Upon the exercise of any cure right the Owner
Participant or the Owner Trustee, as the case may be, shall be subrogated to the rights of the Related Noteholders to receive from the Indenture Trustee the installment of Basic Rent with respect to which the Owner Trustee or the Owner Participant effected such a cure (including interest on account of such installment being overdue) in the manner set forth in
Section 8.10(b) (2).

               (2) If the Indenture Trustee shall thereafter receive such installment of Basic Rent, then, notwithstanding the requirements of
Section 4.1, the Indenture Trustee forthwith shall remit such installment of Basic Rent to the Owner Trustee or the Owner Participant, as the case may be, in reimbursement for the funds so advanced by either of them; provided, however, that, if any Indenture Event of Default pursuant to the Related Supplemental Indenture shall have occurred and be continuing, such installment of Basic Rent shall not be remitted to the Owner Trustee or the Owner Participant but shall be held by the Indenture Trustee as security for the obligations secured hereby with respect to the Related Notes and by such Related Supplemental Indenture and distributed in accordance with
Section 4.1(b), as appropriate; and provided further, that, if the principal of and interest on the Related Notes shall have become due and payable pursuant to Section 8.2, such installment of Basic Rent shall be distributed by the Indenture Trustee in accordance with Section 4.3.

          (c) The Indenture Trustee agrees that if, after the occurrence and continuation of an Indenture Event of Default with respect to any Supplemental Indenture, the Indenture Trustee intends either to declare the Related Notes to be accelerated or to exercise other substantial rights or remedies under this Indenture, under the Related Supplemental Indenture or under the Related Lease, the Indenture Trustee shall give notice of such intention to the Owner Trustee and the Owner Participant at least 10 (but not more than 30) Business Days prior to the making of such declaration or the exercising of such right or remedy. No declaration of acceleration by Noteholders holding Notes issued under the Related Supplemental Indenture pursuant to Section 8.2 shall be effective unless the Owner Trustee and the Owner Participant are given at least 10 (but not more than 30) Business Days' prior written notice of their intention to make such declaration of acceleration. Each Noteholder shall be deemed to agree by its acceptance of its Note that if, after the giving of any such notice of intention by the Indenture Trustee or such Noteholders, as the case may be, the Owner Trustee shall give notice to the Indenture Trustee of the Owner Trustee's intention to purchase all of the Outstanding Related Notes in accordance with this Section 8.10(c), accompanied by assurances reasonably satisfactory to the Indenture Trustee of the Owner Trustee's ability to purchase the Related Notes, then neither the Indenture Trustee nor such Noteholders shall thereafter accelerate the Related Notes or exercise other substantial rights or remedies under the Indenture with respect to the Related Notes, under the Related Supplemental Indenture or under the Related Lease unless the Indenture Trustee shall not receive within 10 Business Days of the giving of such notice by the Indenture Trustee or such Noteholders, as the case may be, an amount equal to the aggregate unpaid principal amount of any unpaid Related Notes then Outstanding, without Premium or penalty, together with accrued but unpaid interest thereon to the date of such receipt (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest as provided in
Article 4) and any other amounts then due and payable to each Related Noteholder hereunder. Upon payment to the Indenture Trustee of such amount, each Related Noteholder will be deemed to sell, assign, transfer and convey to the Owner Trustee (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Noteholder in and to the Related Indenture Estate, this Indenture, the Related Indenture Supplement, and all Related Notes held by such Noteholder. On and after the date of payment of such amount to the Indenture Trustee, the Indenture Trustee shall no longer treat the former Noteholders as the "Noteholders," except for purposes of the Noteholders' right to receive their respective portions of the amounts paid to the Indenture Trustee as aforesaid, and on such date the Note Registrar shall register the transfer of ownership of the Related Notes into the name of the Owner Trustee.

          SECTION 8.11 Right of Noteholders to Receive Payment Not To Be Impaired. Anything in this Indenture to the contrary notwithstanding, the right of any Noteholder to receive payment of the principal of, Premium, if any, and interest on, such Note, on or after the respective due dates expressed in such Note (or, in case of redemption, on the Redemption Date fixed for such Note subject, however, in the case of an optional redemption or redemption pursuant to Section 6.1(b) (ii), to Section 6.5(c)), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder; provided, however, that such Noteholder shall not have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under Applicable Law result in the surrender, impairment, waiver or loss of the Lien of the Related Supplemental Indenture upon the Related Indenture Estate or any part thereof.

          SECTION 8.12 No Action Contrary to Lessee's Rights Under the Leases. Notwithstanding the granting clause or any other provision of this Indenture or any Supplemental Indenture or any provision of any other Transaction Document, the Indenture Trustee warrants, covenants and agrees that, unless an Event of Default shall have occurred and be continuing under any Lease, the Indenture Trustee shall not (i) name the Lessee as a party in any action or procedures to foreclose the lien of the Related Supplemental Indenture, unless such joinder shall be required under Applicable Law, and in which case Indenture Trustee shall not seek affirmative relief from the Lessee in such action nor shall the Related Lease be cut or terminated nor the Lessee's possession thereunder be disturbed in any such action or proceeding, and (ii) subject to the next succeeding sentence of this Section 8.12, the Indenture Trustee will recognize the Related Lease and the Lessee's rights thereunder. Without in any way limiting the requirements of Section 8.14, upon any acquisition by the Indenture Trustee or any purchaser at foreclosure or transferee pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code (collectively, a "Successor Landlord") of the Owner Trustee's interest in any Lease, such Lease shall continue as a direct Lease between the Successor Landlord and the Lessee upon all terms, covenants and conditions set forth in such Lease, except that the Successor Landlord shall not be
(A) liable for any previous act or omission of the Lessor under such Lease,
(B) subject to any offsets, claims, defenses or counterclaims the Lessee may have against the Owner Trustee, (C) be bound by any prepayment of Rent not actually received by the Successor Landlord or (D) bound by any amendment to such Lease requiring Indenture Trustee's consent unless such consent was obtained.

          SECTION 8.13 Waiver of Stay. To the extent it may lawfully do so, the Owner Trustee, for itself and for any Person who may claim through or under it, hereby:

               (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any statute or rule of law now or hereafter in force providing for any stay, moratorium, extension, appraisement, valuation or redemption or any statute of limitations or any rights to require a marshalling of assets which may delay, prevent or otherwise hinder (i) the performance or enforcement or foreclosure of this Indenture or any Supplemental Indenture,
(ii) the sale of any of the Indenture Estate, or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

               (b) waives and releases all benefit or advantage of such laws; and

               (c) consents and agrees that all the Indenture Estate may at any such sale be sold by the Indenture Trustee in parcels or as an entirety.

          SECTION 8.14 Right of Indenture Trustee to Perform Covenants etc. If the Owner Trustee shall fail to make any payment required to be made or to perform any act required to be performed by it hereunder or under any Lease, the Indenture Trustee, without notice to or demand upon the Owner Trustee and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Related Indenture Estate. All sums so paid by the Indenture Trustee and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and other professionals) so incurred together with interest thereon from the date of payment or occurrence, shall constitute additional indebtedness secured by this Indenture and shall be paid from the Related Indenture Estate to the Indenture Trustee on demand. The Indenture Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or negligence on the part of the Indenture Trustee.

          SECTION 8.15 Certain Other Rights of Owner Trustee. The Indenture Trustee shall not modify, waive, amend or supplement any Granting Clause Document (other than the Indenture) or deliver any notices, consents, determinations, demands, approvals, requests, directions or releases in respect of any such other Granting Clause Document so as to release the Lessee from any of its obligations in respect of the payment of Basic Rent, Supplemental Rent, Casualty Value, Termination Value or any other payments in respect of the Properties as set forth in any Lease, or reduce the amount of, or change the time or manner of payment of or the absolute and unconditional character of, such payment obligations of the Lessee as set forth in any Granting Clause Document or impose or create any obligation on the part of the Owner Trustee or the Owner Participant under any Lease or extend or shorten the duration of the Basic Term or any Renewal Term of any Lease; provided, that adjustments to amounts payable in respect of the Lessor Interests under any Lease may be made in accordance with Section 3(e) or 8(f) of such Lease at any time this Agreement is in effect, at the times and in the manner contemplated by such Lease. Nothing in this Section 8.15 shall prevent the Indenture Trustee from exercising remedies in accordance with such Lease and this Indenture so long as such exercise does not involve a modification to a Granting Clause Document that has the effect outlined above prior to such time as the Indenture Trustee shall be entitled pursuant to Section 8.3 hereof to exercise remedies that would result in the exclusion of the Owner Trustee from all or any substantial part of the Related Indenture Estate.

          SECTION 8.16 Restoration of Rights and Remedies. In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture or any Supplemental Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Owner Participant, the Indenture Trustee, the Related Noteholders and the Lessee shall be restored to their former positions and rights hereunder with respect to the Related Indenture Estate, and all rights, powers and remedies of the Indenture Trustee shall continue as if no such proceedings had been taken.

          SECTION 8.17 Rights and Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Indenture Trustee under this Indenture and the Supplemental Indentures shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee and the exercise or the beginning of the exercise of any right, power and remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Owner Participant or to be an acquiescence therein.


                            ARTICLE 9

                      THE INDENTURE TRUSTEE

          SECTION 9.1  Certain Rights and Duties of Indenture Trustee.

               (a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

               (b) Any request or direction of the Owner Trustee mentioned herein shall be sufficiently evidenced by an Owner Trustee Request or an Officers' Certificate of the Owner Trustee.

               (c) Whenever in the administration of this Indenture or any Supplemental Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Owner Trustee.

               (d) The Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (e) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Supplemental Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity (including, without limitation, the advancement of monies for out-of-pocket costs) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (f) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Owner Trustee, personally or by agent or attorney.

               (g) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it.

               (h) The Indenture Trustee shall not be personally liable for debts, contracts, liabilities or damages (collectively, "Liabilities") incurred in the management or operation of the Indenture Estate, except such Liabilities which result from its gross negligence or willful misconduct.

               (i) For all purposes of this Indenture, in the absence of actual knowledge of a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have knowledge of an Indenture Default under any Supplemental Indenture (except the failure of the Lessee to pay any installment of Basic Rent when the same shall become due) unless notified in writing by any Related Noteholder, the Owner Participant, the Owner Trustee or the Lessee.

               (j) Except during the continuance of an Indenture Event of Default or an Event of Default:

                   (1) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

                   (2) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein and the genuineness of all such writings, upon certificates or opinions furnished to the Indenture Trustee and substantially conforming to the requirements of this Indenture. However, the Indenture Trustee shall examine these certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.

               (k) If an Indenture Event of Default in respect of any Supplemental Indenture has occurred and is continuing, the Indenture Trustee shall exercise its rights and powers under this Indenture and the Related Supplemental Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (l) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own wilful misconduct (or, with respect to the handling of funds, its own negligent action or its own negligent failure to act) except that:

                         (i) this Section 9.1(l) shall not be construed to limit the provisions of paragraph (j);

                         (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee, unless it shall be proved that the actions of such Responsible Officer were grossly negligent (or negligent in the case of a matter relating to the handling of funds) with respect to ascertaining pertinent facts;

                         (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of a Majority in Interest of Noteholders relating to the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and

                         (iv) no provision of this Indenture shall require the Indenture Trustee (A) to do anything contrary to law or to the provisions of any Transaction Document to which it is a party, (B) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or (C) to execute any document or take any action that it shall reasonably determine, or shall have been advised by counsel, is likely to result in personal liability on the part of Indenture Trustee, unless it shall be indemnified to its satisfaction.

          SECTION 9.2 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein, in any Supplemental Indenture and in the Notes, except the Indenture Trustee's certificates of authentication, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, the Indenture Estate or the Notes, except that the Indenture Trustee in its individual capacity hereby represents and warrants that this Indenture has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf and that it has power to perform hereunder.

          SECTION 9.3 Indenture Trustee and Authorized Agents May Hold Notes. The Indenture Trustee, any Paying Agent, Note Registrar or any other agent of the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Owner Trustee and the Lessee with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

          SECTION 9.4 Funds May Be Held by Indenture Trustee or Paying Agent; Investments.

               (a) Subject to Section 5.2 and subsection (b) of this
Section 9.4, any moneys held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate may until paid out by the Indenture Trustee or the Paying Agent as herein provided, be carried by the Indenture Trustee or the Paying Agent on deposit with itself, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as otherwise agreed in writing with the Owner Trustee or the Lessee.

               (b) At any time and from time to time (subject to Section 3.1), the Indenture Trustee shall, provided no Event of Default or Special Default has occurred and is continuing, at the proper and timely request (given directly by the Lessee to the Indenture Trustee) of the Lessee acting as the agent of the Owner Trustee, invest and reinvest in Permitted Investments as specified in such request any moneys at the time on deposit with the Indenture Trustee as part of the Related Indenture Estate, together with any income and gains from the investment and reinvestment thereof, and sell any Permitted Investments, in either case, including accrued interest, as are set forth in such Request, and such Permitted Investments shall be held by the Indenture Trustee until so sold in trust as part of the Related Indenture Estate; provided that the Lessee, on behalf of the Owner Trustee, as agent of the Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee, on behalf of the Owner Trustee, shall promptly pay to the Lessee any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized a upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Related Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which some income, profit, interest, dividend or gain was realized are required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section.

          SECTION 9.5  Compensation, Reimbursement and Indemnification.
(a) It is understood that, pursuant to the terms of Section 10.01 of the Participation Agreement, the Owner Trustee will pay all Transaction
Expenses incurred by the Indenture Trustee and that, pursuant to Section
10.02 of the Participation Agreement, the Lessee will pay the reasonable on-going fees and expenses of the Indenture Trustee (including reasonable legal fees) incurred in connection with the performance of the Indenture Trustee's duties under this Indenture and the other Transaction Documents. With respect to any Supplemental Indenture, to the extent that the Owner Trustee and the Lessee do not fulfill their respective obligations with respect to the compensation and reimbursement of the Indenture Trustee, the Indenture Trustee shall have, and the Owner Trustee hereby grants to the Indenture Trustee, a lien on the Trust Estate with respect to the Related Lessor Interest, second only to the lien created by this Indenture and such Supplemental Indenture in favor of the Related Noteholders, to secure the payment of such compensation and expense reimbursement to the Indenture Trustee.

          (b) The Owner Trustee hereby agrees to indemnify, or cause to be indemnified, each of the Indenture Trustee, in its individual capacity, any predecessor Indenture Trustee and any Authorized Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trusts created under each Supplemental Indenture or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but only to the extent such loss, liability or expense is indemnified by the Lessee pursuant to Article VII of the Participation Agreement and only if the Lessee has failed to pay such loss, liability or expense. To the extent that the Owner Trustee does not fulfill its obligations set forth in the preceding sentence with respect to the indemnification of the Indenture Trustee, the Indenture Trustee shall have, and the Owner Trustee hereby grants to the Indenture Trustee, a lien on the Trust Estate with respect to the Related Lessor Interest, second only to the lien created by the Related Supplemental Indentures in favor of the Related Noteholders, to secure the payment of such compensation and expense reimbursement to the Indenture Trustee.

          SECTION 9.6 Corporate Indenture Trustee Required; Eligibility. There shall at all times be an Indenture Trustee hereunder, which shall be a Person that has a combined capital and surplus of at least $100,000,000, and is subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.6, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee may not, nor may any Person directly or indirectly controlling, control led by, or under common control with the Owner Trustee, serve as Indenture Trustee. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.6, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 9.7  Resignation and Removal; Appointment of Successor.
(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 9.8.

               (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Owner Trustee and the Lessee. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Owner Trustee, the Lessee and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or any Noteholder who has been a Noteholder for at least six months may, subject to the provisions of Sections 8.8 and 8.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Indenture Trustee.

               (c) The Indenture Trustee may be removed at any time by a Directive delivered to the Indenture Trustee, the Owner Trustee and the Lessee.

               (d) If at any time:

                   (i) the Indenture Trustee shall cease to be eligible under Section 9.6 and shall fail to resign after written request therefor by the Owner Trustee or by such Noteholder, or

                   (ii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or a insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Owner Trustee, acting after consultation with the Lessee, may remove the Indenture Trustee or (ii) subject to Sections 8.8 and 8.11, unless the Indenture Trustee's duty to resign is stayed as provided in the Trust Indenture Act, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor Indenture Trustee.

               (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Owner Trustee, acting after consultation with the Lessee, shall promptly appoint a successor Indenture Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee shall be appointed pursuant to a Directive of a majority in principal amount of the Outstanding Notes delivered to the Owner Trustee, the Lessee and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Owner Trustee. If no successor Indenture Trustee shall have been so appointed by the Owner Trustee (acting after consultation with the Lessee) or the Noteholders and accepted appointment in the manner provided in Section 9.8, any Noteholder who has been a bona fide Noteholder for at least six months may, subject to the provisions of Sections 8.8 and 8.11, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Such court may thereupon after such notice, if any, as it may deem proper or prescribe, appoint a successor Indenture Trustee.

               (f) The Owner Trustee shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Noteholders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Indenture Trustee Office.

          SECTION 9.8 Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Owner Trustee, the Lessee and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but on request of the Owner Trustee or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and he shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 9.5. Upon request of any such successor Indenture Trustee, the Owner Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

          No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

          SECTION 9.9 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

          SECTION 9.10  Maintenance of Agencies.

               (a) Any Paying Agent (other than the Indenture Trustee) from time to time appointed hereunder shall execute and deliver to the Indenture Trustee an instrument in which said Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this section, that such Paying Agent will:

                   (1) hold all sums held by it for the payment of principal of, Premium, if any, and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                   (2) give the Indenture Trustee within five days thereafter notice of any default in the making of any payment of principal, Premium, if any, or interest on the Notes; and

                   (3) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Indenture Trustee may, to the extent authorized by written instructions of the Indenture Trustee, be made to or received or held by a Paying Agent for the account of the Indenture Trustee.

               (b) From time to time the Indenture Trustee for the Notes of any series may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Notes of such series, with power to act on the Indenture Trustee's behalf and subject to its discretion in the authentication and delivery of the Notes of such series in connection with transfers and exchanges under Sections 2.5, 2.6,
2.11 and 6.7 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of the Indenture to authenticate and deliver the Notes of such series. For all purposes of the Indenture, the authentication and delivery of Notes of such series by an Authenticating Agent for such Notes pursuant to this Section
9.10 shall be deemed to be authentication and delivery of such Notes "by the Indenture Trustee." Any such Authenticating Agent shall at all times be a Person that is eligible to act as an Indenture Trustee hereunder pursuant to the provisions of Section 9.6. If at any time an Authenticating Agent for any the provisions of Section 9.6, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 9.10.

               (c) If an appointment of an Authenticating Agent with respect to one or more series of Notes is made pursuant to this Section 9.10, the Notes may have endorsed thereon, in addition to the Indenture Trustee's certification of authentication, an alternate certificate of authentication in the following form:


                  CERTIFICATE OF AUTHENTICATION

               This is one of the _______________________ Notes, Series ___, Due ___________, described in the within-mentioned
          Supplemental Indenture.



                                       as Indenture Trustee


                                By____________________________________
                                   As Authenticating Agent


                                By____________________________________
                                        As Authorized Officer


               (d) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized a Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

               (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Owner Trustee. The Owner Trustee, may, and at the request of the Indenture Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (which, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Owner Trustee shall promptly appoint one or more qualified successor Authorized Agents approved by the Indenture Trustee and the Owner Trustee to perform the functions of the Authorized Agent who has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Indenture Trustee shall give written notice of any such appointment to all Noteholders as their names and addresses appear on the Note Register.

          SECTION 9.11 Co-Indenture Trustee or Separate Trustee. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which property shall be held subject to the lien of any Supplemental Indenture, or the Indenture Trustee shall be advised by counsel, satisfactory to it, that it is necessary, prudent or convenient in the interest of the Noteholders, or upon receipt of a Directive, the Indenture Trustee and the Owner trustee shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Indenture Trustee either to act as co-trustee or co-trustees of all or any part of the Indenture Estate jointly with the Indenture Trustee originally named herein or any successor or successors, or to act as separate trustee or trustees of all or any such property. In the event the Owner Trustee shall have not joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Indenture Trustee to do so, or in case an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may act under the foregoing provisions of this Section without the concurrence of the Owner Trustee upon giving written notice to the Owner Trustee of the name and address of such proposed additional trustee; and the Owner Trustee hereby appoints the Indenture Trustee its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies; provided, however, that within 90 days following any appointment of an additional trustee without the concurrence of the Owner Trustee, the Owner Trustee may, after consultation with the Lessee, if there shall not have occurred and be continuing an Indenture Event of Default, remove such additional trustee by written notice to the Indenture Trustee, the additional trustee and the Lessee.

               (b) Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and such additional trustee and its successors shall act, subject to the following provisions and conditions, namely:

                   (1) the Notes shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the custody, control and management of moneys, papers or securities, shall be exercised, solely by the Indenture Trustee;

                   (2) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such additional trustee or trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee or trustees;

                   (3) no power given hereby to, or which it is provided hereby may be exercised by, any such additional trustee or trustees, shall be exercised hereunder by such additional trustee or trustees, except jointly with, or with the consent in writing of, the Indenture Trustee, anything herein contained to the contrary notwithstanding;

                   (4) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                   (5) after consultation with the Lessee, the Owner Trustee and the Indenture Trustee, at any time by an instrument in writing, executed by them jointly, may remove any such additional trustee, and in that case, by an instrument in writing executed by them jointly, may appoint a successor or successors to such additional trustee or trustees, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Owner Trustee shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Indenture Trustee to do so, the Indenture Trustee shall have the power to remove any such additional trustee and to appoint a successor additional trustee without the concurrence of the Owner Trustee; and the Owner Trustee hereby appoints the Indenture Trustee, its agent and attorney to act for it in such connection in such contingency; provided, however, that, if there shall not have occurred and be continuing an Indenture Event of Default, within 90 days following any appointment of a successor additional trustee without the concurrence of the Owner Trustee, the Owner Trustee may, after consultation with the Lessee, remove such successor additional trustee by written notice to the Indenture Trustee and the successor additional trustee. In the event that the Indenture Trustee alone shall have appointed an additional trustee or trustees as above provided, it may at any time, by an instrument in writing, remove any such additional trustee, the successor to any such additional trustee so removed to be appointed by the Owner Trustee and the Indenture Trustee, or by the Indenture Trustee alone, as hereinbefore in this Section provided, subject to the aforesaid right of Owner Trustee, if there shall not have occurred and be continuing an Indenture Event of Default, to remove, after consultation with the Lessee, such additional trustee within 90 days after such appointment.

          SECTION 9.12. Withholding Taxes. The Indenture Trustee, as agent for the Owner Trustee, shall exclude and withhold from each payment of principal, premium, if any, and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.


                            ARTICLE 10

                        NOTEHOLDERS' LISTS

          SECTION 10.1 List of Names and Addresses of Noteholders. The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list delivered to it pursuant to this Section 10.1, as the case may be, of the names and addresses of the Noteholders.
If the Indenture Trustee is not the Note Registrar, the Note Registrar will furnish or cause to be furnished to the Indenture Trustee semiannually, on a date not more than 15 days after each regular Record Date with respect to an Interest Payment Date, in each year, and at such other times as the Indenture Trustee may request in, writing, within 30 days after receipt by the Note Registrar of any such request, a list, in such form as the Indenture Trustee may reasonably require, containing all of the information in the possession or control of the Note Registrar as to the names and addresses of the Noteholders, in each case as of a date not more than 15 days prior to the time such list is furnished. The Indenture Trustee may destroy any list furnished to it as provided in this Section 10.1, as the case may be, upon receipt of a new list so furnished.


                            ARTICLE 11

                     SUPPLEMENTAL INDENTURES

          SECTION 11.1  Supplemental Indentures Without Consent of
Noteholders.   Without the consent of any of the Noteholders, each of the
Owner Trustee and the Indenture Trustee shall enter into one or more Supplemental Indentures, in form satisfactory to the Indenture Trustee, for the following purposes:

               (a) to effect the issuance of Notes in the circumstances contemplated by Sections 2.4, 2.5 and 2.6 of the Participation Agreement and Section 8(f) of each Lease;

               (b) subject to the provisions of the Transaction Documents, to evidence the succession of another corporation to the Lessee or to evidence the succession of another corporation to the Owner Trustee, and the assumption by any such successor of the covenants of the Owner Trustee contained herein and in the Notes;

               (c) to add to the covenants of the Owner Trustee, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Owner Trustee;

               (d) to convey, transfer and assign to the Indenture Trustee, as the case may be, liens and security interests on, in and to additional properties, and to correct or amplify the description of any property at any time subject to the lien of any prior Supplemental Indenture or to assure, convey and confirm unto the Indenture Trustee, as the case may be, any property included or required to be included in the Related Indenture Estate;

               (e) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify this Indenture (including any Supplemental Indenture) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted;

               (f) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein;

               (g) to establish the form or terms of the Notes of any series as permitted by Section 2.13;

               (h) to permit or facilitate the issuance of Notes in uncertificated form;

               (i) to change or amend any provision hereof; provided that such change or amendment shall become effective only when there is no Outstanding Note of any series created prior to the execution of such Supplemental Indenture which is entitled to the benefit of such provision;

               (j) to evidence the succession of a new Indenture Trustee hereunder or add a co-trustee or separate trustee and to make provisions as to the rights and duties of such additional trustee and as to the appointment and dismissal of any such additional trustee;

               (k) to make any other amendments or provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Noteholders; or

               (l) in the event of a substitution pursuant to Section 14(d) of any Lease, to subject the Substitute Parcel and Related Lessor Interest to the Liens and security interests contemplated by this Indenture and release the Related Indenture Estate subject to such original
Supplemental Indenture.

          Notwithstanding the foregoing, no Supplemental Indenture shall become effective except with the consent of the Noteholders of all Related Notes then Outstanding if as a result thereof the amounts payable to the Owner Trustee under a Lease (other than Excepted Payments) and assigned to the Indenture Trustee hereunder shall not be sufficient to pay when due the principal of, Premium, if any, and interest on all Outstanding Related Notes. In the case of clause (l) above, all provisions of this Indenture shall apply with respect to such Substitute Parcel and Related Indenture Estate as if they had constituted a part of the original Related Indenture Estate.

          SECTION 11.2 Amendments with Consent of Noteholders. With respect to any Supplemental Indenture, with the consent of a Majority in Interest of Noteholders, by Directive delivered to the Owner Trustee and the Indenture Trustee, the Owner Trustee may, and the Indenture Trustee, subject to Section 11.3, shall, enter into amendments to such Supplemental Indenture for the purpose of adding any provisions to or changing in any manner the rights and obligations of such Noteholders and of the Owner Trustee under this Indenture and such Supplemental Indenture; provided, however, that no such amendment shall, without the consent of the holder of each Outstanding Related Note affected thereby,

                   (1) change the Stated Maturity of the principal of, or any installment of interest on, or the dates or circumstances of payment of Premium, if any, on, any Related Note, or reduce the principal amount thereof or the interest thereon or any amount payable upon the redemption thereof, or change the circumstances for redemption or change the place of payment where, or the coin or currency in which, any Related Note or the Premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date subject, however, to Section 6.5(c)) or such payment of Premium, if any, on or after the date such Premium becomes due and payable or change the dates or the amounts of payments to be made through installment payments in respect of a Note of any series,

                   (2) permit the creation of any Lien prior to or (except in respect of any Related Additional Notes) pari passu with the lien of the Related Supplemental Indenture with respect to any of the Related Indenture Estate, or terminate the lien of the Related Supplemental Indenture on any of the Related Indenture Estate or deprive any Related Noteholder of the security afforded by the lien of the Related Supplemental Indenture except as may be required to effectuate Article 12,

                   (3) terminate the Related Lease, reduce the amounts payable under the Related Lease assigned to the Indenture Trustee or change the time for the payment thereof so that such payments are less than the amounts necessary to pay when due the principal of, Premium, if any, and interest on the Outstanding Related Notes,

                   (4) reduce the percentage in principal amount of the Outstanding Related Notes, the consent of whose holders is required for any such amendment, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                   (5) modify any of the provisions of this Section 11.2, except to increase any such percentage or to provide that certain other provisions of this Indenture or the Related Supplemental Indenture cannot be modified or waived without the consent of each Noteholder affected thereby.

          Upon receipt by the Indenture Trustee of an Officers' Certificate of the Owner Trustee and such other documentation as the Indenture Trustee may reasonably require and upon the filing with the Indenture Trustee of evidence of the Act of such Noteholders, the Indenture Trustee shall join in the execution of such amendment or other instrument, as the case may be, subject to the provisions of Section 11.3.

          It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Owner Trustee, the Lessee and the Indenture Trustee of any amendment pursuant to the provisions of this
Section 11.2, the Owner Trustee shall transmit a written notice, setting forth in general terms the substance of such amendment, to all Related Noteholders, as the names and addresses of such Noteholders appear on the Note Register. Any failure of the Owner Trustee to mail such notice, or any defeat therein, shall not, however, in any way impair or affect the validity of any such amendment.

          SECTION 11.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Supplemental Indenture or amendment permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture or amendment is authorized or permitted by this Indenture.

          SECTION 11.4 Effect of Supplemental Indentures. Upon the execution of any Supplemental Indenture permitted under this Article, this Indenture shall be modified in accordance therewith, and each Supplemental Indenture shall form a part of this Indenture for all purposes; and every holder of Related Notes theretofore or thereafter authenticated and delivered hereunder shall be bound to this Indenture as so supplemented.

          SECTION 11.5 Reference Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Owner Trustee, bear a notation in form approved by the Owner Trustee and the Indenture Trustee as to any matter provided for in such Supplemental Indenture; and, in such case, suitable notation may be made upon Outstanding Notes after proper presentation and demand. If the Owner Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any such Supplemental Indenture may be prepared and executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee or other Authorized Agent in exchange for Outstanding Notes.


                            ARTICLE 12

                    SUBORDINATION OF PROPERTY

          SECTION 12.1 Subordination of Security Interest in Indenture Estate for Reasons Other Than Condemnation. Subject to Section 12.2, the Indenture Trustee shall subordinate the lien of the applicable Supplemental Indenture to any easements or rights-of-way granted pursuant to Section 20 of the Related Lease upon receipt by the Indenture Trustee of an Owner Trustee Request or a Lessee Request requesting such subordination.

          SECTION 12.2 Removal of Property Without Release. The Owner Trustee may remove, or permit the removal of, any property described in
Section 8(g) of any Lease in accordance with such Section 8(g) free from the lien of the Related Supplemental Indenture and without any release from or consent by the Indenture Trustee. All replacement parts shall immediately become subject to the lien of such Supplemental Indenture.

          The Indenture Trustee shall from time to time execute any written instrument to confirm the propriety of any action taken by the Owner Trustee under this Section 12.2 upon receipt by the Indenture Trustee of an Owner Trustee Request requesting the same, together with an Officers' Certificate of the Lessee stating that said action was duly taken by the Owner Trustee in conformity with this Section 12.2 and that the execution of such written instrument is appropriate to confirm the propriety of such action under this Section 12.2.

          SECTION 12.3 Purchasers Not Bound to Inquire. In no event shall any purchaser or purchasers in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Indenture Trustee to execute a release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of the purchase moneys.

          SECTION 12.4 Appoint Indenture Trustee Attorney-in-Fact. For the purpose of executing and delivering any subordination agreement described in this Article 12, the Indenture Trustee is hereby irrevocably a constituted as agent and attorney-in-fact for the Noteholders and to that end may execute, sign, seal, acknowledge and deliver all necessary instruments of release as may be requested by the Lessee or the Owner Trustee.


                            ARTICLE 13

                 EXCHANGE AND ASSUMPTION OF NOTES

          SECTION 13.1 Exchange of Obligations of Owner Trustee for Unsecured Obligations of the Lessee. Upon the termination of any Lease pursuant to Section 14 thereof and the sale of the Leased Property pursuant to Section 14(c)(iii) thereof, the Lessee may, pursuant to Section 9.1 of the Participation Agreement and subject to the satisfaction of the conditions set forth in (a) through (g) below, satisfy all of the rights and obligations of the Owner Trustee under this Indenture in respect of the Related Notes as contemplated in Section 14(c)(i)(B) of such Lease. In such event, the Related Notes shall be exchanged for unsecured, full recourse securities of the Lessee to be issued under a new indenture, as described below. Such new securities will be issued on the Termination Date (such date being referred to hereinafter as the "Exchange Date"). The following shall be conditions to the issuance of any new securities in exchange for the Related Notes:

               (a) The Lessee shall have paid all amounts of accrued Rent then due and owing and any other amounts due to the Owner Participant and the Owner Trustee under the Related Lease and the other Related Transaction Documents through the Exchange Date;

               (b) The securities issued in exchange for the Notes shall be issued in the same aggregate principal amount as the Related Notes then Outstanding after giving effect to all payments of Rent being made in connection with such exchange, bear the same interest rate, be payable in installments in the same manner, if applicable, have the same Stated Maturity and otherwise have substantially the same terms as the Related Notes, except that in the case of such new securities shall not contain any provisions relating to any security interest or deed of trust in respect of the Related Lessor Interests;

               (c) The new securities shall be issued under an indenture reasonably satisfactory to the Indenture Trustee and the Lessee;

               (d) The Lessee shall have delivered to the Indenture Trustee an Officers' Certificate, dated the Exchange Date, stating that the Lessee has paid to the Owner Trustee and the Owner Participant all amounts required to be paid to the Owner Trustee and the Owner Participant pursuant to the Transaction Documents in connection with such exchange;

               (e) The exchange shall comply in all material respects with applicable securities laws;

               (f) The Indenture Trustee shall have received, on or prior to the Exchange Date, evidence of all corporate action referred to in the Opinion or Opinions of Counsel referred to below;

               (g) The Indenture Trustee and the Owner Trustee shall have received an Opinion or Opinions of Counsel for the Lessee, dated the Exchange Date, which, subject to customary qualifications, shall be to the effect that, after giving effect to the new indenture:

                   (i) such indenture constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Indenture;

                   (ii) if any Pass Through Trust holds any Related Notes, the exchange will not cause, nor can it be reasonably foreseen to cause, any such Pass Through Trust to become an "investment company," as defined in the Investment Company Act of 1940, as amended;

                   (iii) (A) no Related Noteholder will be required to recognize income, gain or loss for tax purposes in connection with such exchange; and (B) such exchange will not cause any adverse tax consequences to the holders of the Related Notes (or, so long as any Pass Through Certificates remain outstanding, to the holders of such Pass Through Certificates); and

                   (iv) to such other effect as shall be customary in opinions delivered to such persons in connection with the issuance of similar unsecured debt securities.

If all of the foregoing conditions are satisfied, then, automatically and without the requirement of further action by any Person, effective as of the Exchange Date, the Owner Trustee shall be released from all of its obligations under this Indenture in respect of the exchanged Notes or otherwise (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Exchange Date or arising out of or based upon events occurring on or prior to the Exchange Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee). Any Related Notes that are not actually surrendered and cancelled shall be deemed to have been so surrendered and cancelled and exchanged for the new securities issued in accordance with this Section 13.1.

          SECTION 13.2 Exchange of Obligations of Owner Trustee for Secured Obligations of the Lessee. Upon the termination of any Lease pursuant to Section 14 thereof and the Lessee and the Lessor have failed to sell the Related Leased Property and the Lessor shall be deemed to have elected to sell the Related Leased Property to the Lessee pursuant to
Section 14(c)(i) thereof, the Lessee may, pursuant to Section 9.1 of the Participation Agreement and subject to the satisfaction of the conditions set forth in (a) through (g) below, satisfy all of the rights and obligations of the Owner Trustee under this Indenture in respect of the Related Notes. In such event, the Related Notes shall be exchanged for secured, full recourse securities of the Lessee to be issued under a new indenture, as described below. Such new securities will be issued on the Termination Date (such date being referred to hereinafter as the "Exchange Date"). The following shall be conditions to the issuance of any new securities in exchange for the Related Notes:

               (a) The Lessee shall have paid all amounts of accrued Rent then due and owing and any other amounts due to the Owner Participant and the Owner Trustee under the Related Lease and the other Related Transaction Documents through the Exchange Date;

               (b) The securities issued in exchange for the Related Notes shall be issued in the same aggregate principal amount as the Related Notes then Outstanding after giving effect to all payments of Rent being made in connection with such exchange, bear the same interest rate, be payable in installments in the same manner, if applicable, have the same Stated Maturity and otherwise have substantially the same terms as the Related Notes;

               (c) The new securities shall be issued under an indenture reasonably satisfactory to the Indenture Trustee and the Lessee;

               (d) The Lessee shall have delivered to the Indenture Trustee an Officers' Certificate, dated the Exchange Date, stating that the Lessee has paid to the Owner Trustee and the Owner Participant all amounts required to be paid to the Owner Trustee and the Owner Participant pursuant to the Related Transaction Documents in connection with such exchange;

               (e) The exchange shall comply in all material respects with applicable securities laws;

               (f) The Indenture Trustee shall have received, on or prior to the Exchange Date, evidence of all corporate action referred to in the Opinion or Opinions of Counsel referred to below;

               (g) The Indenture Trustee and the Owner Trustee shall have received an Opinion or Opinions of Counsel for the Lessee, dated the Exchange Date, which, subject to customary qualifications, shall be to the effect that, after giving effect to the new indenture:

                   (i) such indenture constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Indenture;

                   (ii) if any Pass Through Trust holds any Related Notes, the exchange will not cause, nor can it be reasonably foreseen to cause, any such Pass Through Trust to become an "investment company," as defined in the Investment Company Act of 1940, as amended;

                   (iii) (A) no Related Noteholder will be required to recognize income, gain or loss for tax purposes in connection with such exchange; and (B) such exchange will not cause any adverse tax consequences to the holders of the Related Notes (or, so long as any Pass Through Certificates remain outstanding, to the holders of such Pass Through Certificates);

                   (iv) to such other effect as shall be customary in opinions delivered to such persons in connection with the issuance of similar unsecured debt securities; and

               (h) No Lien other than Permitted Liens shall exist upon any of the Related Leased Properties subject to Section 14(c)(i) of such Lease and the Indenture Trustee and the Pass Through Trustee shall have received a supplemental title insurance policy or endorsement to the then existing policy, in either case, evidencing that the condition of the first clause of this Section 13.2(h) has been met.

If all of the foregoing conditions are satisfied, then, automatically and without the requirement of further action by any Person, effective as of the Exchange Date, the Owner Trustee shall be released from all of its obligations under this Indenture in respect of the exchanged Notes or otherwise (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Exchange Date or arising out of or based upon events occurring on or prior to the Exchange Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee). Any Related Notes that are not actually surrendered and cancelled shall be deemed to have been so surrendered and cancelled and exchanged for the new securities issued in accordance with this Section 13.2.


                            ARTICLE 14

                        SUNDRY PROVISIONS

          SECTION 14.1 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 14.2 Lessee Not Liable. In no event shall any provision of this Indenture or the Notes constitute a guaranty or assumption by the Lessee of the Notes or the indebtedness represented thereby.

          SECTION 14.3  Limitation of Liability.

          It is expressly understood and agreed by the parties hereto that
(a) each of the representations, undertakings and agreements herein made on the part of the Indenture Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Indenture Estate and (b) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Indenture Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Indenture Trustee under this Indenture (except as otherwise expressly provided herein or in the Transaction Documents).

           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, and their respective corporate seal to be hereunto affixed, all as of the day and year first above written.

                                                    STATE STREET BANK AND
                                TRUST COMPANY OF CALIFORNIA, NATIONAL
                                ASSOCIATION, not in its individual
                                capacity except to the extent set forth
                                herein, but as Owner Trustee under the
                                Trust Agreement



                                By:  /s/ W. Jeffrey Kramer
                                     Name:
                                     Title:


                                WILMINGTON TRUST COMPANY, as Indenture
                                Trustee



                                By:  /s/ Emmett R. Harmon
                                     Name:
                                        Title:




The address of the within
named mortgagee is:


____________________________________
on behalf of Mortgagee


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


         The foregoing Trust Indenture was acknowledged before me, the undersigned Notary Public, in the County of New York this 27 day of December 1993, by __________________________, as _________________________
of STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly set forth in the foregoing Indenture but solely as Owner Trustee, on behalf of the Owner Trustee.


(Notarial Seal)
______________________________________
                                Notary Public


My commission expires:________________


STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


         The foregoing Trust Indenture was acknowledged before me, the undersigned Notary Public, in the County of New York this 27 day of December 1993, by _____________________ __ as ______________________ of
Wilmington Trust Company, on behalf of the Indenture Trustee.


(Notarial Seal)
______________________________________
                                Notary Public


My commission expires:_______________